UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Sovos Brands, Inc.

_______________________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

_______________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MESSAGE FROM OUR CHAIRMAN

Sovos Brands, Inc.
168 Centennial Parkway, Suite 200
Louisville, CO 80027

April 27, 2023

Dear Fellow Stockholders:

I am pleased to invite you to Sovos Brands’ 2023 Annual Meeting of Stockholders. The Company had an eventful and successful first full year as a public company and the Board is encouraged by both the excellent results and the Company’s future prospects. The Company generated sector-leading top-line performance, reaching more households across the country than ever before with its strong portfolio of brands. The Board and Management remain focused on continuing to profitably grow the Company’s brands, with a particular focus on growing the Rao’s brand to $1 billion of net sales and beyond.

The Board is confident that the Company’s growth plans and focused strategic priorities will create long-term value for all stockholders. We actively engage with management to ensure effective corporate governance and oversight and continue to support their efforts to build a talented team with an empowering and inclusive culture.

I encourage all our stockholders to vote on the proposals to be presented at the Annual Meeting. We appreciate your feedback and will take your comments into account as we seek to grow our business. Please contact us with any questions at CorporateSecretary@sovosbrands.com. You can also provide your questions in advance of the Annual Meeting via www.proxyvote.com.

On behalf of the entire Board of Directors, thank you for your support.

Sincerely,

William R. Johnson
Sovos Brands Board Chair

WILLIAM R. JOHNSON SOVOS BRANDS BOARD CHAIR

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders (the “Annual Meeting”) of Sovos Brands, Inc., a corporation organized under Delaware law (the “Company”), will be held at 9:00 a.m. Mountain Time on June 7, 2023. The Annual Meeting will be a completely virtual meeting conducted via live webcast. We believe this is the most effective approach for enabling increased stockholder attendance and participation while also protecting the health and safety of our stockholders, directors and participating employees.

	Agenda	Board Recommendation	Meeting Logistics
Item 1

Elect David W. Roberts and Vijayanthimala (Mala) Singh as Class II Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;

FOR each nominee

When:

Wednesday, June 7, 2023

How I can attend:

Visit virtualshareholdermeeting.com/SOVO2023 and enter your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. You may also submit questions in advance through www.proxyvote.com and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials until 9:59 p.m. Mountain Time on June 6, 2023.

Item 2	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023.	FOR
We may also transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Who Can Vote:

Holders of record of our common stock as of the close of business on April 12, 2023 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to CorporateSecretary@sovosbrands.com stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

This Proxy Statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2022 (the “Annual Report”) will be released on or about April 27, 2023 to our stockholders on the Record Date.

By Order of the Board of Directors,

Isobel Jones, Corporate Secretary
April 27, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 7, 2023: This Proxy Statement and our Annual Report to Stockholders are available at https://www.proxyvote.com/.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding Sovos Brands’ market opportunity, anticipated growth, and future financial performance. These forward-looking statements are based on Sovos Brands’ current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Sovos Brands’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

These risks and uncertainties are more fully described in Sovos Brands’ filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and other filings and reports that Sovos Brands may file from time to time with the SEC. Moreover, Sovos Brands operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Sovos Brands assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Sovos Brands may make. In light of these risks, uncertainties and assumptions, Sovos Brands cannot guarantee that future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent managements’ beliefs and assumptions only as of the date of this Proxy Statement. Sovos Brands disclaims any obligation to update forward-looking statements except as required by law.

Websites

Materials available on or through our investor relations website at ir.sovosbrands.com or any other website that is referenced in this Proxy Statement are not part of or incorporated by reference into this Proxy Statement.

Proxy Statement Summary

Proxy Statement Summary

voting at the meeting

Stockholders of Record. If you are a stockholder of record, you may vote:

BY INTERNET: You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
BY TELEPHONE: You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
BY MAIL: You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or

ELECTRONICALLY AT THE MEETING:

If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 9:59 p.m., Mountain Time, on June 6, 2023. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. You may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.

2023 Proxy Statement / 1

Proxy Statement Summary

Corporate Governance Highlights

Board Governance Practices

Independent Board Chair

Strong Board diversity, with 3 of 9 directors being women, including the Chair of the Audit Committee

Fully independent Audit Committee, Compensation Committee and Governance Committee

Sunset for classified Board not later than the annual meeting of stockholders following the fifth anniversary of our IPO

Director resignation policy tied to failure to receive the support of a majority of votes cast

Robust Corporate Governance Guidelines

Robust Code of Conduct and Ethics

Audit Committee oversight of cyber-risk

Annual CEO evaluation by the Compensation Committee

Annual Board and committee self-evaluations

Regular executive sessions of the independent directors, at the Board and committee level

Stock ownership guidelines applicable to directors and executive officers

Our Class II Director Nominees At A Glance

NAME	AGE	independence	PRINCIPAL OCCUPATION	SOVOS COMMITTEE MEMBERSHIPS
David W. Roberts	39	Independent	Former Principal, Advent International Corporation	Governance Committee (Chair), Compensation Committee
Vijayanthimala (Mala) Singh	52	Independent	Chief People Officer, Electronic Arts, Inc.	Governance Committee, Compensation Committee

2 / 2023 Proxy Statement

Proxy Statement Summary

PERFORMANCE AND KEY Compensation Highlights

Business Performance Highlights

2022 was a strong year for Sovos Brands and the exceptional team that comes to work every day to grow our business. We delivered sector-leading net sales growth that importantly was volume led, with the Rao’s brand surpassing $500 million dollars of net sales. We also improved our gross margins across the year, reflecting successful execution of pricing and productivity initiatives, while increasing our investments in marketing, R&D and talent. And we made great strides on our innovation plans, including entering new categories to meet consumer demands for elevated culinary experiences at home.

Net sales of $878.4 million represented an increase of 22.1% for fiscal 2022 compared to fiscal 2021, or 19.5% organic net sales growth1, driven by 10.8% volume and 8.7% price/mix. The increase in net sales was primarily driven by the Rao’s brand, which grew 34.9% year-over-year on an organic basis, reflecting double-digit growth in each of the categories in which Rao’s competes. On an organic net sales basis, noosa grew 5.8%, and Michael Angelo’s grew modestly. In December 2022, Sovos Brands divested the Birch Benders brand.

Net loss of $(53.5) million represented a decrease of $55.4 million in fiscal 2022 primarily due to the impairment and subsequent divestiture of the Birch Benders brand and certain related assets. Adjusted EBITDA2 of $119.8 million represented an increase of $4.7 million, or 4.1%, for fiscal 2022 compared to fiscal 2021. The increase in adjusted EBITDA was driven by strong volume growth, increased pricing and productivity savings, offset by elevated inflation and growth-oriented investments in our talent, brand-building capabilities and innovation.

Our impressive top line results reflect a combination of strong volume growth and higher pricing, resulting in market share gains. Importantly, we believe our portfolio has ample runway for future growth given the low level of household penetration of each of our brands. We will prioritize top line growth, focusing on gaining new distribution and driving awareness for our delicious products made with high quality ingredients to add more households to our brand. On the bottom line, we plan to utilize a robust slate of productivity savings and pricing initiatives to improve our margins while continuing to invest to drive long-term growth. All in, we are confident that we are taking the actions needed to support double-digit growth for organic net sales and adjusted EBITDA in 2023.

NET SALES			RAO’S NET SALES
2021	2022	22% ä	2021	2022	38% ä
$719.2M	$878.4M		$420.0M	$580.1M

1.	Organic net sales is defined as reported net sales excluding, when they occur, the impact of a 53rd week of shipments, acquisitions and divestitures. For fiscal 2022 results, organic net sales growth excludes the 53rd week of shipments. The divestiture of the Birch Benders brand and certain related assets occurred on December 30, 2022 and did not impact results for the fiscal year. For a reconciliation of organic net sales growth to reported net sales growth, see Appendix A.
2.	Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of adjusted EBITDA to net income (loss), see Appendix A.

2023 Proxy Statement / 3

Proxy Statement Summary

Summary of Key Compensation Practices

What We Do
●
Alignment of pay and performance
●
Significant proportion of compensation linked to performance
●
All long-term compensation is equity-based
●
Engagement of an independent compensation consultant
●
Ban on hedging, pledging, and short sales of Sovos securities for executives and directors
●
Limited perquisites
●
Stock ownership guidelines implemented for executives and directors

What We Do Not Do
●
No single trigger cash severance benefits upon a change in control under executive severance plan
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No cash component in long-term incentive plans
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No guaranteed salary increases or bonuses for our current executives
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No payment of dividends or dividend equivalents until performance units are earned
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No evergreen or reload feature; no shares added to stock plan without stockholder approval
●
No excessive perquisites

4 / 2023 Proxy Statement

Questions and Answers about the 2023 Annual Meeting of Stockholders

Proxy Statement

This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of Sovos Brands, Inc. (“Sovos Brands” or the “Company”) for use at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”). Our Annual Meeting will be held at 9:00 a.m. Mountain Time on Wednesday, June 7, 2023, by means of a live, virtual-only online webcast.

Only stockholders of record as of the close of business on April 12, 2023 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote during the Annual Meeting or any continuation, adjournments or postponements of the Annual Meeting. As of the Record Date, there were 101,226,478 shares of our common stock issued and outstanding and entitled to vote during the Annual Meeting. In accordance with the rules of the Securities and Exchange Commission (“SEC”), we are furnishing our proxy materials, including this Proxy Statement and our Form 10-K for the year ended December 31, 2022, to our stockholders via Internet. On or about April 27, 2023, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) that contains instructions on how to access our proxy materials on the Internet and how to vote. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice of Internet Availability.

Questions and Answers about the 2023 Annual Meeting of Stockholders

Why did I receive these proxy materials?

You are viewing or have received these proxy materials because the Board of Directors of Sovos Brands (the “Board”) is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

On or about April 27, 2023 we will mail to our stockholders the Internet Notice containing instructions on how to access this Proxy Statement and our Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Internet Notice.

If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

What is “householding” and what if I want to receive my own set of materials?

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If

2023 Proxy Statement / 5

Questions and Answers about the 2023 Annual Meeting of Stockholders you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

What is proposed for stockholders to approve at the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to:

●	Elect David W. Roberts, and Mala Singh as Class II Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;
●	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023; and
●	Transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

What does the Board recommend?

The Board of Directors (“Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

●	FOR the election of David W. Roberts and Mala Singh as Class II Directors; and
●	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 12, 2023. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 101,226,478 shares of common stock outstanding and entitled to vote at the Annual Meeting.

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Questions and Answers about the 2023 Annual Meeting of Stockholders

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in "street name", and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16 digit control number or otherwise vote through the bank or broker.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, online or by proxy, of the holders of a majority in voting power of the common stock entitled to vote at the Annual Meeting will constitute a quorum.

Who can attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting conducted via live webcast. We believe this is the most effective approach for enabling increased stockholder attendance and participation while also protecting the health and safety of our stockholders, directors and participating employees.

You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/SOVO2023. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. You may also join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m. Mountain Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Mountain Time and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the Chair of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting, without the vote of stockholders.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy

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Questions and Answers about the 2023 Annual Meeting of Stockholders materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning each enclosed proxy card in each enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

●	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
●	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
●	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
●	Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 9:59 p.m., Mountain Time, on June 6, 2023. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. Without your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.

Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke your proxy and change your vote:

●	by submitting a duly executed proxy bearing a later date;
●	by granting a subsequent proxy through the Internet or telephone;
●	by giving written notice of revocation to the Secretary prior to or at the Annual Meeting; or
●	by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting using your 16-digit control number or otherwise voting through your bank or broker.

8 / 2023 Proxy Statement

Questions and Answers about the 2023 Annual Meeting of Stockholders

Who will count the votes?

A representative of The Carideo Group, our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors as specified above and elsewhere in this Proxy Statement.

Why hold a virtual meeting?

The Annual Meeting will be a completely virtual meeting conducted via live webcast. We believe this is the most effective approach for enabling increased stockholder attendance and participation while also protecting the health and safety of our stockholders, directors and participating employees. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/SOVO2023. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/SOVO2023.

Will there be a question and answer session during the Annual Meeting?

In connection with the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and meeting matters, as time permits. Questions not related to the proposals being voted on will be deferred until the formal business of the Annual Meeting has been concluded. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things irrelevant to the business of the Company or to the business of the Annual Meeting; related to material non-public information of the Company, including the status or results of our business since our last periodic report; related to any pending, threatened or ongoing litigation; related to personal grievances; derogatory references to individuals or that are otherwise in poor taste; substantially repetitious of questions already posed by another stockholder; in excess of the two question limit; in furtherance of the stockholder’s personal or business interests; or out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary of the meeting in their reasonable judgment.

You may also submit questions in advance through www.proxyvote.com and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials until 9:59 p.m. Mountain Time on June 6, 2023. Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

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Questions and Answers about the 2023 Annual Meeting of Stockholders

How many votes are required for the approval of the proposals to be voted upon and how will votes withheld, abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld, Abstentions and Broker Non-Votes
Proposal 1: Election of Directors

The plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote thereon. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.

Votes withheld and broker non-votes will have no effect on the outcome of this proposal.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the shares of stock of the Company which are present in person or by proxy and entitled to vote thereon.

Abstentions will have the same effect as a vote against this proposal. Although broker non-votes are not expected for Proposal 2, if there are any such votes, they will have no effect on the outcome of this proposal.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions will have the same effect as a vote against the ratification of the appointment of Deloitte & Touche LLP.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares and therefore no broker non-votes are expected in connection with Proposal 2. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

10 / 2023 Proxy Statement

Corporate Governance

Corporate Governance

board of Directors composition summary chart

The members of each of the Board committees and committee chairpersons are set forth below:

NAME	COMMITTEE COMPOSITION
	AUDIT	COMPENSATION	GOVERNANCE
Todd R. Lachman (CEO)
William R. Johnson (Board Chair)
Tamer Abuaita[1]
Jefferson M. Case
Robert L. Graves
Neha U. Mathur
David W. Roberts[2]
Valarie L. Sheppard
Vijayanthimala (Mala) Singh

Committee Chair	Committee Member

(1)	Mr. Abuaita joined the Sovos Brands, Inc. as a new independent director on July 14, 2022.
(2)	Mr. Roberts served on the Audit Committee in fiscal 2022 on an interim basis until the first Audit Committee meeting following Mr. Abuaita’s appointment as a new independent director.

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key attributes of our board

INDEPENDENCE	AGE

GENDER	DIVERSITY

BOARD DIVERSITY

The following table sets forth certain diversity statistics concerning the members of the Board of Directors:

HIDDEN_ROW
Board Diversity Matrix (as of April 27, 2023)
Total Number of Directors: 9
	Female	Male
Part I: Gender Identity
Directors	3	6
Part II: Demographic Background
Asian	2	-
White	1	6

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Class I Directors (terms to expire at 2025 annual meeting)

Todd R. Lachman, 60 Director; Founder, President and CEO

Mr. Lachman has served as our President and Chief Executive Officer since January 2017 and has served as a director since January 2017. Prior to joining Sovos Brands, Mr. Lachman served as operating partner of Altamont Capital Partners, a private equity firm, from May 2015 to March 2016 and a senior advisor to Advent from March 2016 to January 2017. For over 30 years, Mr. Lachman has delivered growth and value creation for some of the largest CPG companies in the United States. Prior to May 2015, Mr. Lachman served as global president of Mars Petcare, served as president of Mars Chocolate North America and Latin America and held various positions at Del Monte Foods Company, the H.J. Heinz Company and The Procter & Gamble Company. Mr. Lachman currently serves on the board of a private company. He earned his B.A. in economics and art history from Colby College and his M.B.A. from the Northwestern University Kellogg School of Management. We believe Mr. Lachman’s experience and perspective as our founder and Chief Executive Officer as well as his extensive CPG experience make him well qualified to serve as a director.

Neha U. Mathur, 31 Director, Member of the Governance Committee

Ms. Mathur has served as a director since September 2021. Ms. Mathur has been a Vice President at Advent since June 2020. Previously, Ms. Mathur co-founded and served on the board of directors of Nom Pot Company from January 2019 to May 2020. From June 2019 to August 2020, she was a summer vice president at Bain Capital, LP and an associate at Advent from August 2016 to July 2018. Prior to August 2016, Ms. Mathur was a business analyst at McKinsey & Company. She earned her B.S. in economics from The Wharton School of the University of Pennsylvania, her B.S.E. in systems engineering from the University of Pennsylvania School of Engineering and Applied Science and her MBA from Harvard Business School. We believe Ms. Mathur’s experience as a director of a food delivery service company and her affiliation with Advent, whose managed funds’ common stock holdings represent a majority of our outstanding common stock as of the filing of this proxy statement, make her well qualified to serve as a director.

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Valarie L. Sheppard, 59 Director, Chair of the Audit Committee

Ms. Sheppard has served as a director since September 2021. Prior to retiring in March 2021, Ms. Sheppard served as treasurer, controller and group vice president, company transition leader of The Procter & Gamble Company, a multinational consumer goods company, and served as senior vice president, treasurer, comptroller of The Procter & Gamble Company from October 2013 to April 2019. Prior to October 2013, Ms. Sheppard held various management positions for The Procter & Gamble Company, where she had been employed since 1986. Ms. Sheppard previously served as compensation committee chair on the board of directors of Anixter, Inc., a provider of business-to-business distribution logistics services and supply chain solutions, until it was sold in 2020. She earned her B.S. in accounting from Purdue University and her M.S. in industrial administration from the Purdue University Krannert School of Management. We believe Ms. Sheppard’s experience with The Procter & Gamble Company, including as its treasurer and controller, as well as her substantial finance and accounting experience, which makes her an “audit committee financial expert,” make her well qualified to serve as a director.

Class II Director nominees (terms to expire at the 2026 annual meeting)

See biographical information below under “Proposal 1 – Election of Class II Directors.”

Class III Directors (terms to expire at the 2024 Annual Meeting)

William R. Johnson, 74 Board Chair, Member of the Audit Committee and Compensation Committee

Mr. Johnson has served as Chairman of the Board and a director since January 2017. Mr. Johnson has served as an operating partner of Advent since June 2014. Prior to June 2014, Mr. Johnson held various management and executive positions, including chairman, president and chief executive officer, for H.J. Heinz Company, a global packaged foods manufacturer. Previously, Mr. Johnson also held various positions for Drackett Company, a manufacturer of household cleaning products, Ralston Purina Company, an animal feed, food and pet food company, and Anderson-Clayton & Co., a food products company. Mr. Johnson currently serves as chairman of the board of United Parcel Service, Inc. Mr. Johnson has also served as a director on the boards of other publicly traded CPG companies, including The Clorox Company and PepsiCo, Inc. He earned his B.A. in political science from the University of California, Los Angeles and his M.B.A. from the University of Texas. We believe Mr. Johnson’s significant senior management experience gained through over 13 years of service as the chairman and over 15 years as chief executive officer of the H.J. Heinz Company, a corporation with significant international operations and a large, labor intensive workforce, as well as his deep experience in operations, marketing, brand development and logistics make him well qualified to serve as a director.

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Tamer Abuaita, 50 Director, Member of the Audit Committee

Mr. Abuaita has served as a director since July 2022. Mr. Abuaita has served as the Senior Vice President of Operations and Chief Supply Chain Officer of Stanley Black & Decker since January 2022. Previously, Mr. Abuaita served as the Senior Vice President, Global Supply Chain at SC Johnson from March 2018 to January 2022, and held multiple operational and supply leadership positions in a number of regions around the world at The Kraft Heinz Company from February 2008 to July 2017. Prior to February 2008, Mr. Abuaita held multiple positions at Nestle and Sonoco. Mr. Abuaita earned his B.S. from California Polytechnic State University – San Luis Obispo and his M.B.A. from Vanderbilt University. We believe Mr. Abuaita’s experience leading global supply chains and extensive CPG experience make him well qualified to serve as a director.

Jefferson M. Case, 45 Director, Chair of the Compensation Committee

Mr. Case has served as a director since January 2017. Mr. Case has been a managing director at Advent since January 2014 and served in various positions at Advent since August 2001. Mr. Case also previously served as a director of Party City Holdco Inc., a party goods and Halloween specialty retailer, and a director of Noosa Yoghurt and currently serves as a director on the boards of various private companies. He earned his B.A. in economics from Davidson College and his M.B.A. from Harvard Business School. We believe Mr. Case’s experience serving as a director of various companies and his affiliation with Advent, whose managed funds’ common stock holdings represent a majority of our outstanding common stock as of the filing of this proxy statement, make him well qualified to serve as a director.

CORPORATE GOVERNANCE

In connection with our initial public offering and listing on the Nasdaq on September 23, 2021, our Board of Directors adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee (“Governance Committee”) to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance” section under the “Investors” tab on our investor relations website located at ir.sovosbrands.com.

BOARD COMPOSITION; CLASSIFIED BOARD SUNSET

Our Board currently consists of nine members, eight of whom are identified above and Robert L. Graves whose term will expire upon the conclusion of the 2023 Annual Meeting. As set forth in our Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms of approximately equal size. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

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Beginning at the first annual meeting of stockholders following the earlier of (i) the fifth anniversary of our initial public offering and (ii) a fiscal year end at which Advent, our significant stockholder, holds less than 50% of the voting power of our common stock necessary to elect our directors (the “Sunset”), the directors whose terms expire at such annual meeting and any subsequent annual meeting will be elected to hold office for a one-year term expiring at the next annual meeting of stockholders and until such director’s successor is elected and qualified. The Board will be fully declassified following the third annual meeting after the Sunset with all directors standing for election for one-year terms.

DIRECTOR INDEPENDENCE

We are a “controlled company” under the corporate governance rules of the Nasdaq and, therefore, we are not required to have a majority of independent directors serving on our Board. However, our Board is currently composed entirely of independent directors other than Mr. Lachman, our Founder, President and CEO, and Mr. Graves, co-founder of Noosa Yoghurt. Specifically, our Board has affirmatively determined that each of Mr. Johnson, Mr. Abuaita, Mr. Case, Ms. Mathur, Mr. Roberts, Ms. Sheppard and Ms. Singh qualifies as independent in accordance with the Nasdaq corporate governance rules. In considering the independence of Mr. Case, Ms. Mathur and Mr. Roberts, our Governance Committee considered that each of them was an employee of Advent, our significant stockholder. In considering the independence of Mr. Johnson, our Governance Committee considered his service as an operating partner of Advent.

As a “controlled company” we also are not required to have a Compensation Committee or a Governance Committee composed entirely of independent directors. However, our Compensation Committee and Governance Committee are composed of entirely independent directors. Under Rule 10A-3 of the Exchange Act and Nasdaq listing rules, our Audit Committee is required to be composed of at least three members, each of whom must be independent within one year of listing. During a portion of fiscal 2022, Mr. Roberts served on our Audit Committee. Our Board determined that Mr. Roberts, based on his affiliation with Advent at such time, did not qualify as independent for purposes of serving on the Audit Committee under the applicable rules. Mr. Roberts resigned as an interim member of the Audit Committee on August 18, 2022, in connection with the appointment of Mr. Abuaita as a new independent director, at which time we had an Audit Committee composed entirely of directors who are independent for such purposes within one year of listing, as required. We are currently in compliance with the applicable audit committee rules and have three independent directors on our Audit Committee. See “Board and Committee Meetings—Audit Committee” below.

DIRECTOR CANDIDATES

Each year, at the Annual Meeting, the Board proposes a slate of director nominees. Stockholders may also recommend candidates for election to the Board, as described below. The Board has delegated the process of screening potential director candidates to the Governance Committee. The Governance Committee is responsible for periodically reviewing with the Board the appropriate criteria that directors are required to fulfill (including experience, qualifications, attributes, skills and other characteristics) in the context of the Board’s current composition and needs in light of the Company’s circumstances.

In identifying and screening director candidates, the Governance Committee considers whether the candidates fulfill the criteria for directors approved by the Board, including integrity, objectivity, independence, sound judgment, leadership, courage and diversity of experience (for example, in relation to finance and accounting, strategy, risk management, industry expertise, human capital experience, policy-making, etc.). In addition, the Company recognizes and embraces the benefits of having a diverse Board. In evaluating the Board’s composition, the Governance Committee will consider diversity among other relevant considerations, including, but not limited to, diversity of gender, age, race, ethnicity, cultural and educational background, professional experience, skills, knowledge and length of service.

The Governance Committee values the input of stockholders in identifying director candidates. The Governance Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the committee, directors and members of management.

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Corporate Governance

Stockholders may submit recommendations by providing the person’s name and appropriate background and biographical information in writing to the Governance Committee by email at CorporateSecretary@SovosBrands.com or by mail c/o Corporate Secretary, Sovos Brands, Inc., 1901 Fourth Street, #200, Berkeley, CA 94710. Invitations to serve as a nominee are extended by the Board via the Chair of the Board and the Chair of the Governance Committee.

DIRECTOR RESIGNATION POLICIES; MAJORITY VOTING AND CHANGE IN PRINCIPAL OCCUPATION

The Governance Committee formally reviews the performance of each director in determining whether to renominate directors for election. To stand for election, all incumbent directors must have submitted to the Company an irrevocable letter of resignation from the Board and its committees in a form approved by the Company that will become effective upon the Board’s acceptance of the letter of resignation upon the failure of the director to have received the support of a majority of the votes cast at a stockholder meeting in an uncontested election. In the event that such incumbent director nominee fails to receive a majority of the votes cast in an uncontested election at a stockholder meeting, the Governance Committee (not including the subject director, if a member of such committee) will assess the appropriateness of such person continuing to serve as a director and will recommend to the Board the action to be taken with respect to such resignation. In determining whether to recommend that the Board accept any resignation, the Governance Committee may consider all factors believed relevant by its members. The Board will act on the Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the publication of the election results. A director nominee fails to receive the affirmative vote of a majority of votes cast when the number of “withhold” votes in respect of such director nominee’s election exceeds the number of votes “for” such director nominee’s election (excluding broker non-votes).

When a director’s principal occupation or business association changes from the position such director held when originally invited to join the Board, the director must promptly tender his or her resignation for consideration to the Governance Committee and the Chair of the Board. The Governance Committee and the Chair of the Board will review whether it would be appropriate for the director to continue serving on the Board, and such resignation will be accepted upon the affirmative vote of the Chair of the Board and a majority of the Governance Committee. Directors are also expected to inform the Chair of the Governance Committee of other events that could reasonably be perceived to be relevant to the consideration of ongoing independence.

COMMUNICATIONS FROM INTERESTED PARTIES

BY EMAIL CorporateSecretary@SovosBrands.com	BY WRITING c/o Corporate Secretary, Sovos Brands, Inc., 1901 Fourth Street, #200, Berkeley, CA 94710

Stockholders and other interested parties are invited to communicate with the Board or its committees by email at CorporateSecretary@SovosBrands.com or by mail c/o Corporate Secretary, Sovos Brands, Inc., 1901 Fourth Street, #200, Berkeley, CA 94710. At the direction of the Board, all mail received may be opened and screened for security purposes. In addition, items that are unrelated to the duties and responsibilities of the Board will be excluded. Stockholders and interested parties should not send items, including but not limited to the following, which will be excluded: spam, junk mail and mass mailings, product complaints or inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements. In addition, material that is trivial, obscene, unduly hostile, threatening, illegal or similarly unsuitable items will be excluded. Any excluded communication will be made available to any independent, non-employee director upon request.

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Corporate Governance

BOARD LEADERSHIP STRUCTURE

The Company currently has an independent Chair of the Board. However, the Board does not have a fixed policy regarding the separation of the offices of Chair of the Board and CEO, and believes that it should maintain the flexibility to select the Chair of the Board and its leadership structure, from time to time, based on the criteria that it deems in the best interests of the Company and its stockholders. When the Chair and the Chief Executive Officer are the same individual, or when the Chair otherwise does not qualify as an independent director, the independent directors will select from among the independent directors a Lead Independent Director with such responsibilities as determined by the Board.

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BOARD ROLE IN RISK OVERSIGHT

BOARD OF DIRECTORS

The Board has responsibility for the oversight of risk management. In that role, throughout the year, the Board reviews and discusses our strategic plan and the risks and opportunities we face. The Board routinely receives reports from management on the business and related risks.

COMMITTEES The Board has also delegated to its committees the areas of risk that are most pertinent to their respective responsibilities:

Audit Committee

●
oversees risk management of the Company with respect to internal controls and disclosure controls and procedures
●
oversees and engages with the independent auditor on important financial and audit risks and also reviews and discusses with management and, where applicable, internal audit and the independent auditor, significant risks or exposures, including cybersecurity risk, and the Company’s related policies and practices
●
reviews the Company’s disclosures relating to the Board’s role in risk oversight

Compensation Committee

●
reviews the Company’s compensation policies and practices for executives, management employees and employees generally to assess whether such policies and practices could lead to excessive risk taking behavior and the manner in which any risks arising out of the Company’s compensation policies and practices are monitored and mitigated and adjustments necessary to address changes in the Company’s risk profile

Governance Committee

●
discusses in coordination with the Audit Committee the relationship between the Board’s leadership structure and its role in risk oversight of the Company
●
plays a role in monitoring key governance risks in relation to emerging trends and evolving stockholder preferences

MANAGEMENT Risk is inherent in any business, and our management is responsible for the day-to-day management of risks that we face.

BOARD AND MANAGEMENT EVALUATIONS AND SUCCESSION PLANNING

The Board oversees the succession planning process for the senior executive team and the Company’s program for management development. The Board periodically reviews management development and succession plans with respect to senior management positions. The Board considers from time to time as appropriate potential successors to the CEO, including in the event of an emergency or other departure of the CEO. The CEO reports from time to time to the Board on succession planning and management development.

The Board also conducts annual self-assessments of the full Board and each of its committees, under the supervision of the Governance Committee.

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EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

As provided in the Corporate Governance Guidelines, the non-management directors meet regularly in executive session without members of management present. If any of the non-management directors do not qualify as an “independent director,” at least once a year an additional executive session would be held, attended only by independent directors. The executive sessions have such agendas and procedures as are determined by the non-management and independent directors, as applicable. Our Chair, who is an independent director convenes and presides at such sessions. Authority in such sessions to act on behalf of the Company or the Board on any matters requires an express delegation of authority by the Board.

BOARD MEETINGS AND COMMITTEES

There were 10 meetings of the Board of Directors during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director. Our directors are expected to attend each Annual Meeting of Stockholders. All of our directors attended our 2022 Annual Meeting of Stockholders in June 2022, other than Mr. Abuaita who joined our Board in July 2022.

The Board currently has three standing committees: Audit, Compensation and Governance. Each committee has its own charter, which sets forth the responsibilities of each committee, the qualifications of its members and the procedures of the committee. Each committee charter provides that the committee will conduct a self-assessment and review its charter annually. The committee charters are available on our investor relations website at https://ir.sovosbrands.com. Subject to applicable regulations and listing rule requirements, the Board retains discretion to form new committees or disband current committees depending upon the circumstances. The Governance Committee recommends the appointment of directors to various committees and the appointment of committee chairs, for Board approval.

AUDIT COMMITTEE	Meetings in 2022: 8
Valarie L. Sheppard (Chair)	William R. Johnson	Tamer Abuaita

The primary purposes of the Audit Committee include overseeing:

●	audits of the financial statements of the Company;
●	the integrity of the Company’s financial statements;
●	the Company’s processes relating to risk management,
●	management’s design and maintenance of the Company’s internal control over financial reporting and disclosure controls and procedures including with respect to cybersecurity;
●	the qualifications, engagement, compensation, independence and performance of the Company’s independent auditor, and the auditor’s conduct of the annual audit of the Company’s financial statements and any other services provided to the Company;
●	the performance of the Company’s internal audit function (as applicable);
●	compliance, code of business conduct and ethics, discussing our risk management and risk assessment policies, including with respect to cybersecurity risk;
●	producing the annual report of the Committee required by applicable SEC rules; and
●	reviewing and approving or ratifying any related person transactions.

Each of Ms. Sheppard and Mr. Johnson qualifies as an “audit committee financial expert” as such term has been defined by the SEC in Item 407(d) of Regulation S-K. Our Board has affirmatively determined that Ms. Sheppard, Mr. Johnson and Mr. Abuaita meet the definition of an “independent director” for the purposes of serving on the

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Audit Committee under applicable Nasdaq rules and Rule 10A-3 under the Exchange Act. Mr. Abuaita's appointment to the Audit Committee was approved by the Company’s Board of Directors on July 14, 2022. The Audit Committee is governed by a charter that complies with the rules of Nasdaq.

COMPENSATION COMMITTEE		Meetings in 2022: 5
Jefferson M. Case (Chair)	William R. Johnson	David W. Roberts	Mala Singh

The primary purposes of the Compensation Committee include assisting the Board in overseeing the Company’s employee compensation policies and practices, including:

●	establishing and overseeing the overall compensation philosophy and compensation programs for the Company, CEO and other executive officers;
●	reviewing and approving the corporate goals and objectives relevant to the compensation of the CEO and other executive officers, including annual and long-term performance goals and objectives;
●	evaluating at least annually the performance of the CEO and other executive officers against the relevant corporate goals and objectives; and
●	reviewing and discussing with management the “Compensation Discussion and Analysis” disclosure required by SEC regulations after the Company ceases to be an “emerging growth company.”

Each member of the committee qualifies as independent for Compensation Committee purposes under applicable Nasdaq and SEC rules. When the committee was initially formed, Mr. Case and Mr. Roberts did not qualify as “non-employee’ directors as defined under Rule 16b-3 promulgated under the Exchange Act. Accordingly, a Subcommittee of the Compensation Committee composed of Mr. Johnson and Ms. Singh, each of whom qualifies as a “non-employee director,” approves equity awards granted to officers subject to Section 16 of the Exchange Act in order to provide for available exemptions provided by Rule 16b-3.

In 2021, the Compensation Committee engaged Aon Consulting, Inc., a compensation consulting firm, to assist in the development of our executive and non-employee director compensation programs following our initial public offering (our “IPO”), including the development of the Sovos Brands, Inc. 2021 Equity Incentive Plan and the related design of our long-term incentives. As part of this process, the Compensation Committee reviewed a compensation assessment provided by Aon comparing our executive compensation to that of a group of peer companies within our industry. Members of the Compensation Committee also reviewed information from Aon comparing our director compensation program with a group of peer companies and received input and advice on our non-employee director compensation. Aon reported directly to the Compensation Committee. After taking into consideration the Nasdaq independence standards and SEC rules as they relate to Aon, the Compensation Committee determined that Aon’s work did not raise a conflict of interest.

In mid-2022, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”), a compensation consulting firm, to assist in the review of our executive and non-employee director compensation. As part of this process, the Compensation Committee reviewed a compensation assessment provided by FW Cook comparing our executive compensation to that of a group of peer companies within our industry as well as size-adjusted general industry data. Members of the Compensation Committee also reviewed information from FW Cook comparing our non-employee director compensation program to market data from the 100 companies in the “small-cap” category (i.e. market cap of less than $2 billion) of FW Cook’s 2022 Director Compensation Report and received input and advice on our non-employee director compensation. FW Cook reports directly to the Compensation Committee. After taking into consideration the Nasdaq independence standards and SEC rules as they relate to FW Cook, the Compensation Committee determined that FW Cook’s work does not raise a conflict of interest.

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GOVERNANCE COMMITTEE		Meetings in 2022: 4
David W. Roberts (Chair)	Neha U. Mathur	Mala Singh

The primary purposes of the Governance Committee include to:

●	identify and screen individuals qualified to serve as directors and recommend to the Board candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies;
●	oversee and coordinate with management on appropriate director orientation efforts;
●	review annually whether each director qualifies as “independent” under the Board’s definition of “independence” and the applicable Nasdaq rules;
●	develop, recommend to the Board and review the Company’s Corporate Governance Guidelines;
●	coordinate and oversee the annual self-evaluation of the Board and its committees; and
●	review on a regular basis the overall corporate governance of the Company and recommend improvements for approval by the Board where appropriate.

Each of Mr. Roberts, Ms. Mathur and Ms. Singh is an independent director.

COMPENSATION COMMITTEE INTERLOCKS and insider participation

During fiscal 2022, William R. Johnson, Jefferson M. Case, David W. Roberts and Mala Singh each served on our Compensation Committee. During fiscal 2022, none of our executive officers served (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our Compensation Committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our Board.

CODE OF BUSINESS CONDUCT AND ETHICS

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our investor relations website, https://ir.sovosbrands.com, in the “Governance” section under “Investors.” In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Stock ownership guidelines

Upon the recommendation of the Compensation Committee, the Board adopted the following stock ownership guidelines applicable to our non-employee directors and executive officers:

Ownership Requirement
Position	(multiple of cash retainer/base salary)
Non-Employee Director	5x
Chief Executive Officer	6x
All Other Executive Officers	3x

In addition to shares held outright (whether directly or indirectly), unvested restricted stock and restricted stock units that vest based on time (including any that vest based on time but may vest sooner based on performance)

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count towards the ownership threshold. Restricted stock and restricted stock units that vest only based on performance do not count. Although we do not currently grant stock options, the stock ownership guidelines provide that unexercised stock options (whether vested or unvested) also do not count.

Until the applicable multiple is achieved, a non-employee director is expected to retain 100% of the shares received under any Company equity plan, net of shares for taxes on such awards. Until the applicable multiple achieved, an executive officer is expected to retain 75% of the shares received under any Company equity plan, net of shares for taxes on such awards. As of the date of this proxy statement, two of our non-employee directors, including our Chair, and all of our executive officers meet or exceed their ownership requirement. The guidelines are not applicable to our directors who are employees of Advent; such directors are not compensated for their service on our Board.

ANTI-HEDGING AND ANTI-PLEDGING POLICIES

Under our Insider Trading Policy, our directors and executive officers as well as our senior vice presidents, certain vice presidents, assistant controller, director of internal audit and SEC reporting manager and others identified from time to time, are not permitted to purchase a financial instrument or enter into any transaction that is designed to hedge, establish downside price protection or otherwise offset declines in the market value of our common stock, including puts, calls, prepaid variable forward contracts, equity swaps, collars, exchange funds (excluding broad-based index funds) and other financial instruments that are designed to or have the effect of hedging or offsetting any decrease in the market value of our common stock. Additionally, such persons also may not pledge Company securities, including as collateral for a margin loan.

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Director Compensation

Director Compensation

The following table sets forth information concerning the compensation of our directors, other than Mr. Lachman, for fiscal 2022. None of the directors who are employed by us or by Advent received director compensation. For Mr. Lachman’s compensation for fiscal years 2022 and 2021, please see the “Summary Compensation Table” and related disclosure below.

	Fees Earned or		Stock	All Other
	Paid in Cash		Awards	Compensation		Total
Position	($)		($)1	($)		($)
Tamer Abuaita	46,467	(2)	100,000	—		146,467
Jefferson M. Case	—		—	—		—
Robert L. Graves	51,654	(3)	—	168,711	(4)	220,365
William R. Johnson	125,000		100,000	—		225,000
Neha Mathur	—		—	—		—
David Roberts	—		—	—		—
Valarie Sheppard	125,000		100,000	—		225,000
Vijayanthimala (Mala) Singh	100,000		100,000	—		200,000

(1)	Represents the grant date fair value of time-based restricted stock unit awards (“Director RSUs”) granted to our non-employee directors as computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures. The Director RSUs vest in full upon the earlier of (x) one year from the date of grant and (y) immediately prior to our 2024 annual meeting of stockholders, subject to continued service on such date except as described below.

Outstanding awards as of December 31, 2022 included:

●	For Mr. Abuaita, 7,122 Director RSUs;
●	For each of Ms. Sheppard and Ms. Singh, 6,896 Director RSUs; and
●	For Mr. Johnson, 6,896 Director RSUs; 28,799 shares of Performance-Based Restricted Stock that vest on the earlier of (i) December 30, 2023 and (ii) achievement of the 4.0 multiple of invested capital (“MOIC”) vesting criteria; 195,253 Performance-Based Restricted Stock that vest solely on the achievement of the 2.5, 3.0 or 4.0 MOIC vesting criteria, with linear interpolation between MOIC achievement levels (with the foregoing representing the achievement of the 4.0 MOIC); and 55,555 RSUs that vest 50% on September 23, 2023 and 50% on September 23, 2024.

Mr. Case, Mr. Graves, Ms. Mathur and Mr. Roberts held no outstanding awards on December 31, 2022. Mr. Graves did not receive a grant of Director RSUs in fiscal 2022; however, we anticipate granting $100,000 of restricted stock units to Mr. Graves in fiscal 2023 in connection with his consulting agreement.

(2)	Mr. Abuaita became an independent director of the Company on July 14, 2022. Fees earned in cash for Mr. Abuaita represent a pro-rated cash retainer.
(3)	Mr. Graves became a non-employee director of the Company on April 1, 2022. Fees earned in cash for Mr. Graves represent a pro-rated cash retainer, reduced by health premiums paid by the Company on Mr. Graves’ behalf from April 1, 2022 through December 31, 2022 (the last day of fiscal 2022). See footnote (4) below.
(4)	For Mr. Graves, reflects compensation for his service as our Vice President, Strategic Initiatives, through March 31, 2022 (the date Mr. Graves ceased being an employee of our Company), which includes: base salary of $65,365; $268 for tax reimbursements related to insurance premiums; and $4,732 for health insurance premiums. Also includes (i) $23,346 for health insurance premiums during Mr. Graves’ service as a non-employee director, which premiums were paid in lieu of a portion of Mr. Graves’ cash retainer, and (ii) $75,000 earned by Mr. Graves as a consultant from April 1, 2022 through December 31, 2022.

In connection with our IPO, our Board approved our compensation program for non-employee directors as follows: cash fees of $100,000 per year (the “cash retainer”) and, if applicable, $25,000 per year for service as chair of a committee and $25,000 per year for service as chair of the Board, in each case, prorated for any partial periods of service. Subject to approval by the Board, non-employee directors are granted Director RSUs under the 2021 Equity Incentive Plan (or any successor plan) each year immediately following the annual meeting of our stockholders,

24 / 2023 Proxy Statement

Director Compensation

with the number of shares subject to such award determined by dividing $100,000 by the fair market value of our common stock on the date of grant. Each annual equity grant will vest in full, subject to continued service on such date, upon the earlier of (x) one year from the date of grant and (y) immediately prior to our next annual meeting of stockholders. Additionally, each annual equity grant will accelerate and vest in full upon termination of the director’s service without cause (other than as a result of resignation as a member of the Board) or upon the director’s death or disability. Employees of Advent are not eligible under the program. In addition, the Board may elect to grant restricted stock units to newly appointed directors upon their appointment.

Our non-employee directors who are compensated for their services on our Board are subject to stock ownership guidelines as described in the section titled “Corporate Governance — Stock Ownership Guidelines” above.

2023 Proxy Statement / 25

Proposal 1: Election of Class I Directors

Proposal 1: Election of Class II Directors

“FOR” each of the nominees set forth below.]
What am I voting on and how should I vote?

The Board has nominated David W. Roberts and Vijayanthimala (Mala) Singh for election as Class II Directors to serve on the Board until the annual meeting of stockholders to be held in 2026 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.

The Board of Directors unanimously recommends a vote FOR the election of each of the below Class II Director nominees.

NOMINEES

David W. Roberts, 39 Director, Chair of the Governance Committee, Member of the Compensation Committee

Mr. Roberts has served as a director since January 2017. Mr. Roberts was a principal at Advent International Corporation (“Advent”) from January 2017 through March 2023 and served in various other positions at Advent from July 2012 through December 2016. Mr. Roberts has served as a director on the board of various companies, including Noosa Yoghurt from 2014 to 2018. He earned his B.A. in economics from Princeton University and his M.B.A. from The Wharton School of the University of Pennsylvania. We believe Mr. Roberts’s experience as a director of various companies and long-standing experience with and understanding of the Company make him well qualified to serve as a director.

Vijayanthimala (Mala) Singh, 52 Director, Member of the Compensation Committee and Governance Committee

Ms. Singh has served as a director since September 2021. Ms. Singh has served as Chief People Officer of Electronic Arts, Inc., a video game company, since November 2016. Previously, Ms. Singh served as Chief People Officer of minted, LLC, an online marketplace of independent artists and designers, from January 2014 to October 2016. Prior to January 2014, Ms. Singh held various positions for Electronic Arts, Inc., Bristol-Myers Squibb Company and Cigna Corporation. Ms. Singh currently serves on the executive advisory board of a private venture capital firm. She earned her B.A. in organization psychology from Rutgers University and her M.H.R.M. from Rutgers University. We believe Ms. Singh’s experience as a chief people officer of Electronic Arts Inc., including her experience developing compensation programs and talent for a growing company, and her experience as an advisory board member of a venture capital firm make her well qualified to serve as a director.

26 / 2023 Proxy Statement

Proposal 1: Election of Class I Directors

recommendation of the board of directors

The Board of Directors unanimously recommends FOR the election of each of David W. Roberts and Vijayanthimala (Mala) Singh as Class II Directors to serve until the 2026 annual meeting and until such director’s successor is duly appointed and qualified.

VOTE REQUIRED

Our directors are elected by the plurality of the votes cast by the holders of shares presented in person or represented by proxy and entitled to vote thereon. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Only “FOR” votes will affect the outcome. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as a Class II Director each of the persons whose name and biography appear above. In the event that any of David W. Roberts and Mala Singh should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board of Directors has no reason to believe that any of Mr. Roberts and Ms. Singh will be unable to serve if elected. Each of Mr. Roberts and Ms. Singh has consented to being named in this Proxy Statement and to serve if elected.

Under our Amended and Restated Certificate of Incorporation, the total number of directors constituting our Board is one or such larger number as may be fixed from time to time by resolution of at least a majority of directors then in office. As of the date of this proxy statement, the authorized size of our Board is nine, including three Class II directors. Mr. Robert L. Graves is a current Class II director whose term will expire upon the conclusion of the 2023 Annual Meeting. The Board has not yet identified and selected a suitable replacement for Mr. Graves and consequently has only nominated two persons for election as Class II directors at the 2023 Annual Meeting. The Board has adopted resolutions reducing the size of the Board effective immediately upon the expiration of Mr. Graves’ current term. Proxies may only be voted for two persons and cannot be voted for a greater number of persons than the number of nominees named. The Board anticipates that it will increase the Board size to nine if and when it identifies and selects an appropriate replacement for Mr. Graves to serve on our Board.

2023 Proxy Statement / 27

Proposal 2: Ratification of Independent Registered Public Accounting Firm

Proposal 2: Ratification of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

Deloitte & Touche LLP also served as our independent registered public accounting firm for the fiscal year ended December31, 2022. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Deloitte & Touche LLP is expected to attend the 2023 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 29, 2024. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company.

Fees Paid to the Independent Public Accounting Firm

The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, incurred by us for each of the last two fiscal years for audit services, and incurred by us in each of the last two fiscal years for other services:

Fee Category	2022	2021
Audit Fees	$1,079,347	$938,876
Audit-Related Fees	201,003	2,241,632
Tax Fees	316,791	488,559
Total Fees	$1,597,141	$3,669,067

Audit Fees

Audit fees consist of professional services rendered for the quarterly reviews and annual audit of consolidated financial statements for the year ended December 31, 2022; and the annual audit of consolidated financial statements and work related to the adoption of ASC 842, Leases, for the year ended December 25, 2021.

Audit-Related Fees

Audit-related fees consist of review of our Registration Statements on Forms S-1 and S-3 and related underwriter comfort letter procedures in connection with our follow-on offerings, and work related to goodwill impairment

28 / 2023 Proxy Statement

Proposal 2: Ratification of Independent Registered Public Accounting Firm

testing and hedge accounting analysis for the year ended December 31, 2022; and review of our Registration Statement on Form S-1 and related underwriter comfort letter procedures and quarterly reviews in connection with our IPO for the year ended December 25, 2021.

Tax Fees

Tax fees consist of professional services rendered for the years ended December 31, 2022, and December 25, 2021.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee is exclusively authorized and directed to consider and, in its discretion, approve in advance any services (including the fees and material terms thereof) proposed to be carried out for the Company by the independent auditor or by any other firm proposed to be engaged by the Company as its independent auditor. In connection with approval of any permissible tax services and services related to internal control over financial reporting, the Audit Committee will discuss with the independent auditor the potential effects of such services on the independence of the auditor. The Audit Committee has delegated authority to the Chair of the Committee to approve services by the independent auditor, provided that the aggregate expected fees for such services does not exceed $250,000 between committee meetings (it being understood that the Chair will report any such approval of services to the full Committee at its next meeting).

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 30, 2023.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the shares of stock of the Company which are present in person or by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with this proposal. If there are any broker non-votes, they will have no effect on the outcome of this proposal.

2023 Proxy Statement / 29

Audit Committee Report

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the audited consolidated financial statements of Sovos Brands, Inc. for the fiscal year ended December 31, 2022 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Members of the Audit Committee

Valarie Sheppard, Chair

Tamer Abuaita

William Johnson

30 / 2023 Proxy Statement

Executive Compensation

Executive Compensation

The following compensation tables and related disclosure should be read together.

Overview and Identification of the NEOs

This section provides an overview of our executive compensation program, including a narrative description of the material factors necessary to understand the information disclosed in the compensation tables below with respect to our “named executive officers,” or “NEOs.” We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 and have included compensation information for a limited number of NEOs as permitted under applicable SEC rule, including our principal executive officer and our two other most highly compensated executive officers serving as of December 31, 2022, the end of our 2022 fiscal year (“fiscal 2022”). We have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table and the Outstanding Equity Awards table. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” of say-on-pay votes.

Our NEOs for fiscal 2022 were:

Todd R. Lachman	E. Yuri Hermida	Kirk A. Jensen
Our Founder, President and Chief Executive Officer and a Director	Our Chief Growth Officer	Our Chief Operating Officer

Summary compensation table

The following table sets forth certain information relating to the total compensation awarded to, earned by or paid to our NEOs in fiscal 2022 and fiscal 2021.

					Non-Equity
				Stock	Incentive Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation	Total
Name and principal position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)
Todd R. Lachman	2022	800,000	—	3,060,959	1,490,400	416,543	5,767,902
President and Chief Executive	2021	725,000	294,230	11,762,837	643,413	157,841	13,583,321
Officer
E. Yuri Hermida (4)	2022	102,291	—	3,928,226	141,403	4,626	4,176,546
Chief Growth Officer

Kirk A. Jensen (5)	2022	450,000	—	1,569,362	434,700	99,047	2,553,109
Chief Operating Officer

(1)	For fiscal 2022, represents the aggregate grant date fair value of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) granted under the 2021 Plan (as defined below) in fiscal 2022. Such awards reflect the Company’s long-term incentive program, as well as Mr. Hermida’s new hire award and an “uplift” award for Mr. Jensen, as described below under “Equity Compensation – 2022 Equity Grants.” The aggregate grant date fair value of these RSUs and PSUs as computed in accordance with FASB ASC Topic 718 is as follows:

Name	RSUs	PSUs
Todd R. Lachman	$1,075,192	$1,985,767
E. Yuri Hermida	$3,299,998	$628,228
Kirk A. Jensen	$1,199,991	$369,371

2023 Proxy Statement / 31

Executive Compensation

The grant date fair value of the PSUs is computed based on the probable outcome of the performance conditions as of the grant date. This amount is consistent with the estimate of aggregate compensation cost to be recognized by the Company over the performance period of the award determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the valuations are set forth in Note 16 to the Company’s consolidated financial statements for fiscal 2022.

(2)	For fiscal 2022, represents performance-based amounts earned under our 2022 Annual Incentive Plan as described below under “Annual Cash Incentive Awards.”
(3)	For fiscal 2022, payments to our NEOs included in the “All Other Compensation” column include the following:

	Long term					Dividend
	Disability	Life		401(k)	Health	Holdback	Tax
	Insurance	Insurance	Cell Phone	Matching	Insurance	Payments	Reimbursements
Name	Premiums	Premiums	Allowance	Contributions	Premiums	(a)	(b)	Total
Todd R. Lachman	$10,971	$38,746	$1,000	$5,885	$37,666	$274,634	$47,641	$416,543
E. Yuri Hermida	$45	$135	$100	$—	$4,346	$—	$—	$4,626
Kirk A. Jensen	$4,345	$3,896	$1,000	$12,200	$37,666	$37,780	$2,160	$99,047

(a) In June 2021, the Company paid a one-time cash dividend to Sovos Brands Limited Partnership, its ultimate parent at the time. The limited partnership distributed the dividend to its limited partners; however, distribution amounts associated with time-based incentive units of the limited partnership that were unvested as of June 2022 were withheld until such limited partnership interests vested based on continued service with the Company. Dividend Holdback Payments reflect the amounts distributed by the limited partnership to the executive in fiscal 2022.

(b) Represents reimbursements by the Company for taxes relating to payments of insurance premiums on behalf of the executive.

(4)	Mr. Hermida joined the Company as the Chief Growth Officer effective as of October 24, 2022 with an annual base salary of $550,000.
(5)	Mr. Jensen joined the Company as its Chief Supply Chain Officer in May 2018 and became its Chief Operating Officer in January 2022. Mr. Jensen was not a named executive officer in our proxy statement for our 2022 annual meeting of stockholders and accordingly 2021 information for Mr. Jensen is not included.

elements of our executive compensation

In fiscal 2022, we primarily compensated our NEOs through a combination of base salary, annual cash incentive awards and equity awards. Equity awards were granted to our NEOs in connection with our annual long-term incentive program as well as in connection with a special one-time (“uplift”) award for Mr. Jensen and new-hire awards for Mr. Hermida. Our NEOs are also entitled to certain other benefits, subject to their enrollment, including a 401(k) plan with matching contributions, life insurance and group health insurance. We cover the tax payments for our NEOs with respect to their life and health insurance premiums. The components of our fiscal 2022 compensation program are described in more detail below.

Base Salary

Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. The annual base salaries for fiscal 2022 for each of Messrs. Lachman, Hermida and Jensen are set forth in the Summary Compensation Table above in the “Salary” column or in a footnote to the table. Effective as of January 1, 2023, Mr. Lachman’s base salary increased to $875,000.

32 / 2023 Proxy Statement

Executive Compensation

Annual Cash Incentive Awards

We award annual cash incentive opportunities to each of our NEOs under the Sovos Annual Cash Incentive Plan (the “Annual Incentive Plan”). The Annual Incentive Plan is an important part of our total compensation as it encourages participants to work proficiently toward improving operating performance at the Company by providing performance-based annual cash incentive awards to motivate and reward eligible employees for the achievement of, meeting and/or exceeding pre-determined performance objectives. Performance objectives are established annually by our Compensation Committee. In fiscal 2022, the committee established performance objectives for different categories of participation, such as the “Corporate” category, for employees with corporate or shared services responsibilities, and the “Operating Segments” categories, which are tied to performance of our operating segments. All of our executive officers, including each of our NEOs, participated in the Corporate category in fiscal 2022.

Typically, annual cash incentive payments are determined by the level of achievement of the established performance objectives on a weighted basis for the applicable category. For employees other than our executive officers, the final annual cash incentive payment can also be impacted by the employee’s level of achievement of individual business objectives established at the beginning of the applicable plan year; however, total payments under the Annual Incentive Plan cannot exceed the total “Pool Funding Level” approved by the committee.

2022 Annual Incentive Plan

Under the Annual Incentive Plan for fiscal 2022 (the “2022 Annual Incentive Plan”), in order for the annual incentive pool to begin to be funded for the Corporate category, which is the category applicable to our NEOs, the Company must achieve a minimum threshold of 92% of the established adjusted EBITDA performance target. If the minimum performance threshold for adjusted EBITDA is not satisfied, the pool is not funded and no annual cash incentive payments become payable to Corporate category participants, including our NEOs – even if the Company meets or exceeds threshold performance for the other two performance metrics. If the Company achieves all three Corporate category performance targets exactly, the related bonus pool is funded at 100%, with achievement of all three at threshold resulting in funding at 50% and at maximum resulting in funding at 200%.

Base Pay	X	Target Bonus Opportunity (as a percentage of Base Pay)	X	Bonus Funding Percentage (also the Payout Percentage for our executive officers)	=	2022 Annual Incentive Plan Payout (paid March 31, 2023)

Base pay is the NEO’s annual salary as of October 1 or, in the case of Mr. Hermida who joined the Company on October 24, 2022, annual salary upon hire prorated for days of service in the fiscal year.

As indicated above, to determine the 2022 Annual Incentive Plan payouts, participants were also assigned individual target bonus opportunities as a percentage of their base salary, which percentage was based on their level of responsibility and, in Mr. Lachman’s case, exceeded the target stated in the Lachman Employment Agreement. The target bonus opportunities approved by our Compensation Committee for each of the NEOs for fiscal 2022 were:

●	Mr. Lachman: 135%;
●	Mr. Hermida: 100%; and
●	Mr. Jensen: 70%

2023 Proxy Statement / 33

Executive Compensation

At the beginning of fiscal 2022, our Compensation Committee approved the performance targets for the Corporate category applicable to our NEOs. Performance targets were set to be challenging but attainable based on the expectations for the business at the time that the goals were set.

Fiscal 2022 was a strong year for the Company. The Company delivered sector-leading net sales growth of 22.1% that was volume-led. Adjusted EBITDA grew 4.1%, with strong volume growth, increased pricing, and productivity savings offset by elevated inflation and growth-oriented investments in our talent, brand building capabilities and innovation. As a result, in February 2023, our Compensation Committee approved the bonus pool funding percentage for the Corporate category applicable to our NEOs based on the Company’s achievement of the approved performance targets as follows:

Performance Metric (dollars in millions)	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	Weighting	Actual Performance	Approved Payout Percentage Per Metric	Approved Payout Percentage
Net Revenue	$746.8	$777.9	$855.7	50%	$878.4	200%
	(96% of target)		(110% of target)

Adjusted EBITDA(1)	$115.1	$125.1	$137.6	40%	$120	75%	138%
	(92% of target)		(110% of target)

Net Working Capital (2)	8.0%	7.0%	6.0%	10%	7.6%	75%

(1)	For purposes of the 2022 Annual Incentive Plan, the Company’s performance metric for adjusted EBITDA was based on the Company’s calculation of adjusted EBITDA reported in the Company’s Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC. Adjusted EBITDA is calculated as EBITDA with add-back adjustments for: (i) non-cash equity-based compensation expense, (ii) non-recurring costs, (iii) unrealized loss on foreign currency contracts, (iv) supply chain optimization, (v) impairment of goodwill, (vi) transaction and integration costs and (vii) initial public offering readiness. See Appendix for a reconciliation of adjusted EBITDA to net income (loss).
(2)	Our Net Working Capital performance metric is calculated as the difference between short-term assets (accounts receivable, inventory and prepaid expenses) and short-term liabilities (accounts payable and accrued expenses), divided by (or as a percent of) net sales.

The payout percentage approved by our Compensation Committee resulted in 2022 AIP payments for our NEOs as follows:

Named Executive Officer	2022 AIP payment	Percentage of Base Salary earned in 2022
Mr. Lachman	$1,490,400	186%
Mr. Hermida(1)	$141,403	138%
Mr. Jensen	$434,700	97%
(1)	Mr. Hermida joined the Company in October 2022. Accordingly, his 2022 AIP payment was calculated using a pro-rated annual salary as described above.

Equity Compensation

2017 Equity Incentive Plan

Prior to the IPO, awards were issued to Mr. Lachman and Mr. Jensen under the Sovos Brands Limited Partnership 2017 Equity Incentive Plan (the “2017 Plan”), which provided for grants of incentive units (the “Time-Based Incentive Units” and the “Performance-Based Incentive Units”) to our employees, independent directors and other service providers, as well as to directors, employees and other service providers of our subsidiaries or affiliates.

34 / 2023 Proxy Statement

Executive Compensation

In connection with the IPO, Mr. Lachman and Mr. Jensen received shares of Sovos Brands, Inc. common stock in respect of their vested Time-Based Incentive Units. Additionally, pursuant to a restricted stock award agreement with us and Sovos Brands Limited Partnership, Mr. Lachman and Mr. Jensen also received restricted common stock in respect of their unvested Time-Based Incentive Units and unvested Performance-Based Incentive Units. Following the IPO, we have not granted and will not grant any further awards under the 2017 Plan. See “Restricted Stock” below for a discussion of Sovos Brands, Inc. common stock distributed by Sovos Brands Limited Partnership with respect to Time-Based Incentive Units and Performance-Based Incentive Units.

2021 Equity Incentive Plan

In connection with our IPO, we adopted the Sovos Brands, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan provides flexibility to motivate, attract and retain the service providers who are expected to make significant contributions to our success and allow participants to share in such success. The purposes of the 2021 Plan are to align the interests of eligible participants with our stockholders by providing incentive compensation tied to the Company’s performance and to advance the Company’s interests and increase stockholder value by attracting, retaining and motivating personnel.

Under the 2021 Plan, we may grant RSUs (with time-based and/or performance-based vesting), stock options (both incentive and non-qualified), stock appreciation rights, restricted stock awards and other stock-based awards to our employees, officers, non-employee directors or any natural person who is a consultant or other personal service provider to the Company or any of its subsidiaries or affiliates. All awards granted to participants under the 2021 Plan are represented by an award agreement.

As of April 4, 2023, approximately 7,072,175 shares of common stock are available for awards under the 2021 Plan (for such purposes, treating PSUs that are eligible to vest at greater than 100% at 100% (i.e., at target)). The share reserve will be reduced by one share for each share subject to an award. Any shares of common stock delivered under the 2021 Plan shall consist of authorized and unissued shares or treasury shares. The shares of common stock that are withheld from any stock option or stock appreciation right in payment of the exercise, base or purchase price or taxes relating to such an award, not issued or delivered as of result of the net settlement of any stock option or any share-settled stock appreciation right, or repurchased by the Company on the open market with the proceeds of a stock option, will be deemed to have been delivered under the 2021 Plan and will not continue to be available for further awards under the 2021 Plan.

The 2021 Plan is administered by our Compensation Committee, which solely consists of independent directors as determined by our Board in accordance with Nasdaq rules, as appointed by the Board from time to time. Equity awards granted under the 2021 Plan to our directors and officers who are subject to Rule 16b-3 promulgated under the Exchange Act may be granted by the Subcommittee of the Compensation Committee, which is composed of two “non-employee directors” as defined under such Rule, or by the full Board in order to ensure their exemption under Rule 16b-3, as permitted under the 2021 Plan and under applicable law. The Compensation Committee may also from time-to-time delegate authority to Mr. Lachman and other executives to grant awards to employees who are not subject to Section 16 of the Exchange Act, consistent with 2021 Plan design approved by the Committee.

Restricted Stock

As described above, in connection with the IPO, Mr. Lachman and Mr. Jensen received shares of common stock in respect of their vested Time-Based Incentive Units. Additionally, pursuant to a restricted stock award agreement with us and Sovos Brands Limited Partnership, these NEOs received shares of restricted common stock in respect of their unvested Time-Based Incentive Units (such shares, the “Time-Based Restricted Stock”) and their unvested Performance-Based Incentive Units previously (such shares, the “Performance-Based Restricted Stock”) granted under the 2017 Plan. Under their applicable restricted stock agreements, the Time-Based Restricted Stock continued to vest on the same schedule as the Time-Based Incentive Units with respect to which such Time-Based Restricted Stock was distributed. As of the end of fiscal 2022, all of Mr. Lachman’s and Mr. Jensen’s Time-Based Stock was vested.

2023 Proxy Statement / 35

Executive Compensation

The Performance-Based Restricted Stock vests based on Advent’s receipt of aggregate cash amounts (including marketable securities as such term is defined in the Incentive Unit award agreements) representing at least a multiple of invested capital (“MOIC”) of 2.0 MOIC, 2.5 MOIC, 3.0 MOIC, and 4.0 MOIC, as applicable, with linear interpolation between MOIC achievement levels. Performance will be measured on a change in control or as Advent sells shares of our common stock following our IPO. Performance will also be measured on the earlier of (i) the 30 month anniversary of our IPO and (ii) the point in time when Advent owns 25% or less of the shares it held before our IPO, with, in each case, all shares still held by Advent at such time valued at the average trading price over a period of 30 consecutive days. Pursuant to their respective restricted stock award agreements, certain holders of Performance-Based Restricted Stock awards, including Mr. Lachman and Mr. Jensen, have the opportunity to elect to have performance measured at the point in time when Advent owns 25% or less of the shares it held before the IPO rather than upon the 30-month anniversary of the IPO. The Performance-Based Restricted Stock awards eligible for vesting on the achievement of 2.0 MOIC were also eligible to vest if Advent’s receipt of aggregate cash amounts, including the value of our shares held by Advent following the IPO (valued for such purposes at the average trading price over the first 30 consecutive days after the IPO) would result in Advent’s achievement of 2.0 MOIC. Based on the foregoing, such 2.0 MOIC Performance-Based Restricted Stock awards vested effective November 3, 2021. Vesting of Performance-Based Restricted Stock awards is subject to continued employment on the applicable measurement date, except as described in the section titled “Potential Payments upon Termination of Employment or Change in Control” below. See the “Outstanding Equity Awards as of December 31, 2022” below.

The foregoing description reflects modifications to vesting terms of the Performance-Based Incentive Units that were made in connection with the IPO. The incremental expense associated with these modifications is reflected in the Summary Compensation Table above for fiscal 2021. Following the IPO, in November 2021, the Compensation Committee determined to further modify a portion of the Performance-Based Restricted Stock awards, including for Mr. Lachman and Mr. Jensen, to provide that a portion of the shares that would have vested based upon a 4.0 MOIC (including any related linear interpolation) instead vest on the last day of fiscal 2022 or on the last day of fiscal 2023, subject to continued service on such date except as otherwise provided below in “Potential Payments upon Termination of Employment or Change in Control,” or upon achievement of the 4.0 MOIC vesting criteria, if earlier. The incremental expense associated with these modifications is also reflected in the Summary Compensation Table above for fiscal 2021.

In February 2023, the Compensation Committee determined to modify half of the Performance-Based Restricted Stock that would have vested based upon a 3.0 MOIC or 4.0 MOIC (including any related linear interpolation) to provide that such Restricted Stock instead vests (i) 50% on September 23, 2024 and 50% on September 23, 2025 or (ii) upon achievement of the applicable 3.0 or 4.0 MOIC vesting criteria, if earlier, subject to continued service on such date except as otherwise provided below in “Potential Payments upon Termination of Employment or Change in Control.” The incremental expense associated with this modification is not reflected in the Summary Compensation Table above because the modification was effected after the end of fiscal 2022. The shares that vest upon achievement of the 2.5 MOIC vesting criteria are unaffected by this modification. Any such Restricted Stock that does not vest will be forfeited to Sovos Brands Limited Partnership.

IPO Equity Grants

In connection with the IPO on September 23, 2021, the Board granted RSUs (the “IPO RSUs”) under the 2021 Plan to our salaried employees, including our NEOs as follows: 280,000 RSUs to Mr. Lachman and 31,250 RSUs to Mr. Jensen. The IPO RSUs cliff vest in full upon third anniversary of the date of grant, subject to continued service on such date, except as otherwise provided below in “Potential Payments upon Termination of Employment or Change in Control.”

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In connection with the IPO, the Board also granted PSUs (the “IPO PSUs”) under the 2021 Plan to our vice presidents, senior vice presidents and senior executive team members, including our NEOs as follows: 280,000 PSUs to Mr. Lachman and 31,250 PSUs to Mr. Jensen. When Mr. Hermida joined the Company, the Compensation Committee granted 79,422 of these IPO PSUs to Mr. Hermida. The IPO PSUs vest based on the highest 20-day volume weighted average price of our stock during the three-year period following the grant date as compared to the 20-day volume weighted average price of our stock immediately following the IPO (the “baseline stock price”), with 25% vesting upon achievement of a stock price increase of 25% over the baseline stock price and 100% vesting upon achievement of a stock price increase of 100% over the baseline stock price, with linear interpolation between achievement levels, subject to continued service on such date except as otherwise provided below in “Potential Payments upon Termination of Employment or Change in Control.” Upon a change in control (as defined in the 2021 Plan), the performance condition is deemed satisfied at 100% and the IPO PSUs remain subject solely to time-based vesting over the remainder of the three-year period, subject to continued service on such date except as otherwise provided below in “Potential Payments upon Termination of Employment or Change in Control.” See the “Outstanding Equity Awards as of December 31, 2022” below.

In February 2023, the Compensation Committee determined to modify the IPO PSUs, including for each of our NEOs, to provide that the IPO PSUs instead vest 50% on September 23, 2024 and 50% on September 23, 2025, subject to continued service on such date except as otherwise provided below in “Potential Payments upon Termination of Employment or Change in Control,” or upon achievement of the original vesting criteria, if earlier. The incremental expense associated with these modifications is not reflected in the Summary Compensation Table above because the modifications were effected after the end of fiscal 2022.

2022 Equity Grants

Our long-term incentive program consists of equity awards. On January 13, 2022, our executive officers, including Mr. Lachman and Mr. Jensen, and certain other employees were granted their fiscal 2022 equity incentive awards. For our executive officers, these annual awards consisted of 40% RSUs (the “Annual RSUs”) and 60% PSUs (the “Annual PSUs”). Mr. Hermida did not receive an annual equity award in January 2022; when Mr. Hermida joined the Company in October 2022, he received a new hire award consisting of 25% IPO PSUs as described above and 75% Annual RSUs as described below. The Annual RSUs vest one-half on each of the first two anniversaries of the grant date, other than for Mr. Lachman and Mr. Hermida, whose Annual RSUs vest one-third on each of the first three anniversaries of the grant date, subject in each case to continued service on such date except as otherwise provided below in “Potential Payments upon Termination of Employment or Change in Control.” The Annual PSUs vest based on the Company’s total shareholder return as compared to the total shareholder return of identified comparator companies (“RTSR”), as measured on the third anniversary of the grant date, subject to continued service on such date except as otherwise provided below in “Potential Payments upon Termination of Employment or Change in Control.” If the Company’s RTSR percentile ranking is 30th percentile, threshold performance is achieved and 50% of the target Annual PSUs vest. If the Company’s RTSR percentile ranking is 60th percentile, target performance is achieved and 100% of the target Annual PSUs vest. If the Company’s RTSR percentile ranking is 90th percentile, maximum performance is achieved and 200% of the target Annual PSUs vest. Straight-line interpolation applies between achievement levels. Regardless of the RTSR achieved, if the Company’s total shareholder return over the performance period is negative, the maximum vesting shall be 100% of the target Annual PSUs. See “Potential Payments upon Termination of Employment or Change in Control” for a description of the treatment of the Annual PSUs upon a change in control (as defined in the 2021 Plan).

Additional RSUs (“uplift grants”) with the same terms as the Annual RSUs were also granted to certain executive officers, including Mr. Jensen, and certain other employees to further reward for their efforts on behalf of the Company.

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Executive Compensation

Outstanding Equity Awards at fiscal year end

The following table sets forth certain information with respect to outstanding stock awards granted to our NEOs as of December 31, 2022, our 2022 fiscal year end. As of December 31, 2022, we have not granted stock options.

	Stock Awards
								Equity Incentive
					Market	Equity Incentive		Plan Awards:
			Number of		Value of	Plan Awards:		Market or Payout
			Shares or		Shares or	Number of Unearned		Value of Unearned
			Units of Stock		Units of Stock	Shares, Units or		Shares, Units or
			That Have		That Have	Other Rights That		Other Rights That
	Grant Date		Not Vested		Not Vested	Have Not Vested		Have Not Vested
Name			(#)		(1)	(#)		(1)
Todd R. Lachman	9/22/2021	(2)	77,792	(3)	$1,117,871	252,789	(4)	$3,632,578
	9/23/2021		280,000	(5)	$4,023,600	70,000	(6)	$1,005,900
	1/13/2022		76,039	(7)	$1,092,680	114,059	(8)	1,639,028
E. Yuri Hermida	10/24/2022	(9)	238,267	(7)	$3,423,897	19,856	(6)	$285,331

Kirk A. Jensen	9/22/2021	(2)	12,552	(3)	$180,372	36,076	(4)	$518,412
	9/23/2021		31,250	(5)	$449,063	7,812	(6)	$112,258
	1/13/2022		84,865	(7)	$1,219,510	21,216	(8)	$304,874

(1)	The market value was determined based on a price of $14.37 per share, which was the closing price of our common stock on December 30, 2022, the last trading day of fiscal 2022.
(2)	On September 22, 2021, pursuant to Restricted Stock Agreements of the same date, shares of Restricted Stock were distributed in connection with our IPO in respect of the Incentive Units previously awarded under the 2017 Plan to (i) Mr. Lachman on June 7, 2017, August 29, 2017 and May 1, 2019 and (ii) Mr. Jensen on June 4, 2018 and May 1, 2019.
(3)	Represents Restricted Stock that was distributed as Performance-Based Restricted Stock in connection with our IPO in respect of the Performance-Based Incentive Units previously awarded under the 2017 Plan and modified in November 2021. For Mr. Lachman, includes 26,758 shares transferred to the Todd Lachman 2021 Family Trust for estate planning purposes. Such Restricted Stock vests on the earlier of (i) December 30, 2023 and (ii) achievement of the 4.0 MOIC vesting criteria, subject to continued service on such date except as otherwise provided below in “Potential Payments upon Termination of Employment or Change in Control.” Any such Restricted Stock that does not vest will be forfeited to Sovos Brands Limited Partnership.
(4)	Represents Performance-Based Restricted Stock that was distributed in connection with our IPO in respect of the Performance-Based Incentive Units previously awarded under the 2017 Plan and that, as of December 31, 2022, vests solely on the achievement of the 2.5, 3.0 or 4.0 MOIC vesting criteria, with linear interpolation between MOIC achievement levels, as described under “Equity Compensation – Restricted Stock” above. Based on our performance through December 31, 2022, the number of shares set forth in this column assumes a payout at the 2.5 MOIC level, which we are treating as “threshold” under applicable SEC rules, and for Mr. Lachman includes 50,558 shares transferred to the Todd Lachman 2021 Family Trust for estate planning purposes. The actual payout may be zero or may be more than the amount reflected. In the event a 4.0 MOIC is achieved, the payout would be as follows: for Mr. Lachman, 771,240 shares (including 131,848 shares held by the Todd Lachman 2021 Family Trust); and for Mr. Jensen, 107,166 shares.

In February 2023, the Compensation Committee determined to modify a portion of this Performance-Based Restricted Stock, as described under “Equity Compensation – Restricted Stock” above. As a result of this modification, the following shares of Performance-Based Restricted Stock vest (i) 50% on September 23, 2024 and 50% on September 23, 2025 or (ii) upon achievement of the applicable 3.0 or 4.0 MOIC vesting criteria, if earlier: for Mr. Lachman, 259,224 shares (including 40,644 shares held by the Todd Lachman 2021 Family Trust); for Mr. Hall, 36,495 shares; and for Mr. Jensen, 35,544 shares. The shares that vest upon achievement of the 2.5 MOIC vesting criteria are unaffected by this modification.

Performance-Based Restricted Stock is subject to continued employment on the applicable measurement date or vesting date, except as otherwise provided below in “Potential Payments upon Termination of Employment or Change in Control.” Any Performance-Based Restricted Stock that does not vest will be forfeited to Sovos Brands Limited Partnership.

(5)	Represents IPO RSUs, which cliff vest on September 23, 2024, subject to continued service on such date except as otherwise provided below in “Potential Payments upon Termination of Employment or Change in Control.”

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(6)	Represents IPO PSUs that, as of December 31, 2022, vest based on the highest 20-day volume weighted average price of our stock during the three-year period following the grant date as compared to the baseline stock price, as described under “Equity Compensation – IPO Equity Grants” above. Based on our performance through December 31, 2022, the number set forth in this column assumes a payout at 25%, the “threshold.” The actual payout may be zero or may be more than the amount reflected. In the event our stock price increases 100% over the baseline stock price during the performance period, all IPO PSUs would vest and the payout would be as follows: for Mr. Lachman, 280,000 shares; for Mr. Hermida, 79,422 shares; and for Mr. Jensen, 31,250 shares.

In February 2023, the Compensation Committee determined to modify the IPO PSUs, as described under “Equity Compensation – IPO Equity Grants” above. As a result of this modification, the IPO PSUs vest (i) 50% on September 23, 2024 and 50% on September 23, 2025 or (ii) upon achievement of the original vesting criteria, if earlier.

The IPO PSUs are subject to continued employment on the applicable measurement date or vesting date, except as otherwise provided below in “Potential Payments upon Termination of Employment or Change in Control.”

(7)	Represents Annual RSUs, which vest one-half on each of the first two anniversaries of the grant date, other than for Mr. Lachman and Mr. Hermida, whose Annual RSUs vest one-third on each of the first three anniversaries of the grant date, subject in each case to continued service on such date except as otherwise provided below in “Potential Payments upon Termination of Employment or Change in Control.” For Mr. Jensen, also includes 70,721 RSUs awarded as an uplift grant on the same date and with the same terms as the Annual RSUs.
(8)	Represents Annual PSUs that vest based on the Company’s total shareholder return as compared to the total shareholder return of identified comparator companies (“RTSR”), as measured on the third anniversary of the grant date, subject to continued service on such date except as otherwise provided below in “Potential Payments upon Termination of Employment or Change in Control.” Based on our performance through December 31, 2022, the number set forth in this column assumes a payout at 100% of the target Annual PSUs. The actual payout may be less (including zero) or more than the amount reflected. In the event the Company’s RTSR percentile ranking is 90th percentile, maximum performance is achieved and 200% of the target Annual PSUs vest.
(9)	Mr. Hermida received his new hire grant on October 24, 2022, consisting of 75% Annual RSUs and 25% IPO PSUs.

EMPLOYMENT ARRANGEMENTS

Certain Agreements

The following is a summary of the material terms of our employment agreement with Mr. Lachman and our offer letters and other arrangements with each of Mr. Hermida and Mr. Jensen.

Todd R. Lachman

We entered into an employment agreement with Mr. Lachman in January 2017 (such agreement, as amended September 1, 2021, the “Lachman Employment Agreement”). The Lachman Employment Agreement provides for a four-year term beginning on January 31, 2017, with automatic one-year renewals thereafter. The Lachman Employment Agreement provides that Mr. Lachman will receive a base salary, which will be reviewed annually by our Board and may be increased, but not decreased without Mr. Lachman’s consent, by the Board. See the “Summary Compensation Table” above for Mr. Lachman’s base salary for fiscal 2022 and “Elements of our Executive Compensation – Base Salary” above for Mr. Lachman’s base salary effective January 1, 2023. The Lachman Employment Agreement also provides that Mr. Lachman is eligible to receive an annual performance-based cash bonus based on his performance, with a target annual bonus equal to 100% of his base salary. Mr. Lachman’s bonus target has since been increased and was 135% of base salary for fiscal 2022. Additionally, the Lachman Employment Agreement provided for awards to be issued to Mr. Lachman under the 2017 Plan and the terms of such awards, which awards were made pursuant to certain Incentive Unit award agreements. See the “Outstanding Equity Awards” table above for a summary of Mr. Lachman’s outstanding equity incentive awards as of December 31, 2022 and “Potential Payments upon Termination of Employment or Change in Control” below for more information about the treatment of Mr. Lachman’s outstanding equity awards in connection with his termination under certain circumstances.

In addition to the above, Mr. Lachman participates in the employee benefits programs offered by us to our employees generally.

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Executive Compensation

Mr. Lachman may terminate the Lachman Employment Agreement at any time and for any reason with 60 days’ prior written notice, provided, however, that we may accelerate Mr. Lachman’s last day of employment to any date within the 60-day notice period without converting the resignation into anything other than a voluntary resignation. Mr. Lachman’s employment terminates automatically upon his death. We may terminate Mr. Lachman’s employment for “disability” (as defined in the Lachman Employment Agreement) upon 30 days’ prior written notice or immediately upon written notice for “cause” (as defined below). In the event that Mr. Lachman’s employment is terminated due to his death or disability, we must provide Mr. Lachman’s beneficiaries with the Accrued Benefits (as defined below) and a pro rata portion of Mr. Lachman’s annual bonus for the year in which his death or disability occurred.

If we terminate Mr. Lachman’s employment without cause, Mr. Lachman terminates his employment for “good reason” (as defined below) or we elect not to renew the Lachman Employment Agreement, then we must provide Mr. Lachman with (i) any unpaid base salary through the date of termination (b) his unpaid annual bonus for the previous fiscal year ending on or before the termination date, as applicable, (c) following submission of proper expense reports by Mr. Lachman, reimbursement for expenses properly incurred under the terms of the Lachman Employment Agreement, and (d) all other accrued payments, benefits or fringe benefits to which he is entitled (collectively, the “Accrued Benefits”) and (ii) subject to Mr. Lachman’s execution and non-revocation of a waiver and release of claims and continued compliance with the applicable obligations and restrictive covenants in the Employment Agreement, (x) a pro rata portion of his annual bonus for the year in which the termination occurs, (y) an amount equal to his target annual bonus plus two times his base salary and (z) to the extent Mr. Lachman elects continued Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) coverage, the applicable COBRA premiums for medical, dental and vision benefits for Mr. Lachman and his eligible dependents for a period of up to 18 months.

For purposes of the Lachman Employment Agreement, “good reason” means the occurrence of one or more of the following conditions, without Mr. Lachman’s consent: (i) a reduction in Mr. Lachman’s title or a material reduction in his responsibility and authority, which is deemed to occur if Mr. Lachman becomes the chief executive officer of a division or subsidiary of an operating company in lieu of being the chief executive officer of our ultimate parent operating company, including following a change in control, (ii) a reduction in his annual base salary or target annual bonus; (iii) a change in his reporting obligations such that he no longer reports directly to the Board; (iv) relocation of his place of employment outside the San Francisco Bay area or the Company’s failure to maintain offices in the San Francisco Bay area or (v) a material breach of the Employment Agreement by us, provided that any such condition will only constitute good reason if Mr. Lachman notifies us within 60 days after becoming aware of an event that would constitute good reason and we have not remedied the alleged event within 30 days of such notice.

For purposes of the Lachman Employment Agreement, “cause” means Mr. Lachman’s (i) willful failure or refusal to substantially perform his employment duties, (ii) willful misconduct or gross negligence in the performance of his duties, (iii) willful failure to act in good faith in accordance with specific, reasonable and lawful instructions from our Board, (iv) indictment for, conviction of, or pleading nolo contendere to, a felony, or a crime of moral turpitude that has a material effect on us, (v) intentional theft from, fraud on or embezzlement from us or our affiliates or (vi) material breach of the Lachman Employment Agreement, provided that with respect to items (i), (iii) and (vi), any such action will only constitute cause if the Board notifies Mr. Lachman in writing of such action and Mr. Lachman has not remedied the action within 30 days of such notice.

The Lachman Employment Agreement includes customary confidentiality provisions, as well as provisions relating to assignment of inventions and non-solicitation of our employees.

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E. Yuri Hermida

We entered into an offer letter with Mr. Hermida on September 26, 2022 (the “Hermida Offer Letter”) pursuant to which Mr. Hermida serves as our Chief Growth Officer. The Hermida Offer Letter provides for a base salary that may be increased annually based on merit. See the “Summary Compensation Table” above for Mr. Hermida’s base salary for fiscal 2022. Pursuant to the Hermida Offer Letter, Mr. Hermida is entitled to participate in the Annual Incentive Plan at a target rate of 100% of his annual eligible base salary. Additionally, the Hermida Offer letter provides for a sign-on, performance-based cash bonus of $1,100,000 payable on June 1, 2023 if the Company is on-track to meet or exceed the threshold net sales and adjusted EBITDA performance metrics established by the Compensation Committee under the Annual Incentive Plan for fiscal 2023. The Hermida Offer Letter also provided for (a) the new-hire IPO PSU and Annual RSU awards described above under “Equity Compensation” and (b) Mr. Hermida’s participation in our 2023 long-term incentive program at 200% of his annual base compensation, which awards were granted February 10, 2023. See the “Outstanding Equity Awards” table above for a summary of Mr. Hermida’s outstanding equity incentive awards as of December 31, 2022 and “Potential Payments upon Termination of Employment or Change in Control” below for more information about the treatment of Mr. Hermida’s outstanding equity awards in connection with his termination under certain circumstances.

Mr. Hermida participates in the employee benefits programs offered by us to our employees generally.

Pursuant to our Executive Severance Plan, if Mr. Hermida’s employment is involuntarily terminated by the Company at any time or, within 12 months following a “change in control” (as defined in the Executive Severance Plan), Mr. Hermida resigns for “good reason” (as defined in the Executive Severance Plan), Mr. Hermida is eligible to receive (i) the continued payment of his base salary for a period of six months, (ii) an amount equal to 0.5 times his annual target bonus for the year of termination, (iii) a pro-rata portion of his annual bonus based on Company performance in the fiscal year of his termination and (iv) up to six months of continued health benefits. For more information about the severance amounts payable to Mr. Hermida, see “Executive Severance Plan” below.

Kirk Jensen

We entered into an offer letter with Mr. Jensen on April 29, 2018 (the “Jensen Offer Letter”) pursuant to which Mr. Jensen joined our Company as our Chief Supply Chain Officer. Mr. Jensen serves as our Chief Operating Officer. The Jensen Offer Letter provides for a base salary that may be increased annually based on merit. See the “Summary Compensation Table” above for Mr. Jensen’s base salary for fiscal 2022. Pursuant to the Jensen Offer Letter, Mr. Jensen is entitled to participate in the Annual Incentive Plan at a target rate of 50% of his annual eligible base salary. Mr. Jensen’s target bonus has since been increased and was 70% of base salary for fiscal 2022. Mr. Jensen received a grant of 2,500 Incentive Units under the 2017 Plan pursuant to a separate Incentive Unit award agreement. See the “Outstanding Equity Awards” table above for a summary of Mr. Jensen’s outstanding equity incentive awards as of December 31, 2022 and “Potential Payments upon Termination of Employment or Change in Control” below for more information about the treatment of Mr. Jensen’s outstanding equity awards in connection with his termination under certain circumstances.

Mr. Jensen participates in the employee benefits programs offered by us to our employees generally.

Pursuant to our Executive Severance Plan as augmented by a letter agreement with Mr. Jensen dated March 14, 2022, if Mr. Jensen’s employment is involuntarily terminated by the Company at any time or, within 12 months following a “change in control” (as defined in the Executive Severance Plan), Mr. Jensen resigns for “good reason” (as defined in the Executive Severance Plan), Mr. Jensen is eligible to receive (i) the continued payment of his base salary for a period of one year, (ii) an amount equal to 1.0 times his annual target bonus for the year of termination, (iii) a pro-rata portion of his annual bonus based on Company performance in the fiscal year of his termination and (iv) up to 1 year of continued health benefits. For more information about the severance amounts payable to Mr. Jensen, see “Executive Severance Plan” below.

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Executive Compensation

Executive Severance Plan

The Sovos Brands Executive Severance Plan (the “Executive Severance Plan”) applies to our executive officers, other than Mr. Lachman, who is entitled to severance under his employment agreement, and Mr. Jensen, who is entitled to severance under the Executive Severance Plan as augmented by his letter agreement. The Executive Severance Plan provides that (i) upon a termination of a participant’s employment at any time by the Company without “cause” (as such term is defined in the Executive Severance Plan and excluding a termination as a result of the participant’s death or disability), or (ii) a resignation of employment by the participant for “good reason” (as such term is defined in the Executive Severance Plan) at any time during the period beginning on the date a “change in control” (as defined in the Executive Severance Plan) is consummated and ending on the 12-month anniversary of such date the participant will be entitled to receive, subject to the execution and delivery of a general release and waiver of claims in favor of the Company and related parties: (a) continuation of the participant’s base salary for six months, (b) an amount equal to 0.5 times the participant’s annual target bonus for the year in which the termination occurs, (c) a pro rata portion of the participant’s annual bonus for the year in which the termination occurs based on actual performance results achieved by us during such year, and (d) reimbursement of the premiums required to continue the participant’s group health plan coverage under COBRA for up to six months.

If a participant is party to an employment agreement, offer letter, or other contractual arrangement with us that contains severance compensation that is more favorable than the severance compensation provided under the Executive Severance Plan, then the Executive Severance Plan is not applicable to such participant. In addition, if any of the payments or benefits provided for under our Executive Severance Plan together with any other payments or benefits would constitute “parachute payments” within the meaning of Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and could be subject to the related excise tax, the participant will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the participant.

Stock Ownership Guidelines

Our executive officers are subject to stock ownership guidelines as described in the section titled “Corporate Governance — Stock Ownership Guidelines” above.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

As discussed above under “Employment Arrangements,” the Lachman Employment Agreement provides for certain severance payments in connection with Mr. Lachman’s termination under certain circumstances and the Executive Severance Plan (as augmented in the case of Mr. Jensen by his letter agreement) provides for certain severance payments in connection with the termination of Mr. Hermida and Mr. Jensen under certain circumstances. Additionally, each of the NEOs’ equity award agreements with the Company provide for the treatment of the outstanding Time-Based Restricted Stock, Performance-Based Restricted Stock, RSUs and PSUs in connection with certain termination scenarios and a change in control, as described below.

Treatment of Outstanding Equity Awards as of December 31, 2022

The terms of the applicable award agreements and, for the RSUs and PSUs, the 2021 Plan, provide for the following treatment of vested and unvested equity awards in connection with qualifying terminations of employment or a change in control.

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Mr. Lachman

Restricted Stock

In the event of a termination of Mr. Lachman’s employment without cause, for good reason or due to his death or disability (each, a “Qualifying Termination”), Performance-Based Restricted Stock held by Mr. Lachman will remain outstanding and eligible to vest; provided, however that the portion of the Performance-Based Restricted Stock that is eligible to time-vest as described in “Equity Compensation—Restricted Stock” above will accelerate and vest in full as of the date of such termination. In the event of a termination of Mr. Lachman’s employment for any reason other than a Qualifying Termination, the unvested portion of the Performance-Based Restricted Stock is forfeited to Sovos Brands Limited Partnership.

The vested portion of the Time-Based and Performance-Based Restricted Stock is forfeited in the event of (i) the termination of Mr. Lachman’s employment for cause, (ii) Mr. Lachman’s resignation when grounds for cause exist or (iii) Mr. Lachman’s breach of certain restrictive covenants following a termination of employment.

IPO Awards

In the event of a termination of Mr. Lachman without cause, for good reason or due to his death or disability, all unvested IPO RSUs and all unvested IPO PSUs (as modified February 2023) granted to Mr. Lachman will accelerate and vest in full as of the date of such termination. The terms “cause” and “good reason” are as defined in Mr. Lachman's employment agreement.

Annual Awards

See “Treatment of Annual RSU and PSU Awards” below.

Mr. Hermida and Mr. Jensen

Restricted Stock

In the event of a termination of Mr. Jensen’s employment without cause, for good reason or due to his death or disability, the portion of the Performance-Based Restricted Stock that is eligible to time-vest as described in “Equity Compensation—Restricted Stock” above will (i) prior to a change in control, accelerate and vest pro-rata and (ii) upon or following a change in control, accelerate and vest in full as of the date of such termination. The term “cause” is as defined in the 2021 Plan and the term “good reason” is as defined in such Mr. Jensen’s restricted stock agreement as modified. Except as described in the preceding sentence, in the event of a termination of Mr. Jensen’s employment for any reason, the unvested portion of the Performance-Based Restricted Stock is forfeited to Sovos Brands Limited Partnership. The vested portion of the Time-Based and Performance-Based Restricted Stock is forfeited in the event of (i) the termination of Mr. Jensen’s employment for cause (as such term is defined in the award agreements), (ii) Mr. Jensen’s resignation when grounds for cause exist or (iii) Mr. Jensen’s breach of restrictive covenants following a termination of employment. At December 31, 2022, Mr. Hermida did not hold any Performance-Based Restricted Stock.

IPO Awards

In the event of a termination of Mr. Hermida’s or Mr. Jensen’s employment without cause, for good reason or due to death or disability, all unvested IPO RSUs and all unvested IPO PSUs (as modified February 2023) granted to such NEO will (i) prior to a change in control, accelerate and vest pro-rata and (ii) upon or following a change in control, accelerate and vest in full as of the date of such termination. The terms “cause” and “good reason” are as defined in applicable award agreements.

Annual Awards

See “Treatment of Annual RSU and PSU Awards” below.

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Executive Compensation

Treatment of Annual RSU and PSU Awards

Pursuant to the Company’s Annual RSU Award Agreement, upon termination for any reason or no reason, prior to a change in control (as defined in the 2021 Plan), any then unvested Annual RSUs are forfeited immediately, automatically and without consideration. Upon termination for Good Reason, by the Company without Cause or due to death or Disability, in each case, upon or following a change in control, all Annual RSUs vest on the officer’s termination date.

Pursuant to the Company’s Annual PSU Award Agreement, upon termination of service for Good Reason, by the Company without Cause or due to death or Disability, in each case, following the first anniversary of the Date of Grant but before the consummation of a change in control, a pro-rata portion of the Service Condition is deemed satisfied based on a fraction, the numerator of which is the number of days from the Date of Grant until the officer’s termination date, and the denominator of which is the total number of days from the Date of Grant until the third anniversary of the Date of Grant. Accordingly, such pro-rata portion of the Annual PSUs remains outstanding and eligible to vest based on the Company’s performance (including 200% vesting if the Company’s RTSR percentile ranking is 90th percentile or more). Upon termination of service for Good Reason, by the Company without Cause or due to death or Disability, in each case, upon or following the consummation of a change in control, all of the Annual PSUs satisfy the Service Condition. Further, upon the consummation of a change in control prior to the third anniversary of the Date of Grant, a number of Annual PSUs become Earned PSUs (i.e. the Performance Condition is deemed met), equal to the greater of (i) the number of Annual PSUs that are Earned PSUs calculated as if the effective date of the change in control was the last day of the Performance Period and the price per share of Common Stock in connection with such change in control was the Company’s Ending Stock Price and (ii) the number of Target PSUs. Annual PSUs vest to the extent both the Service Condition and the Performance Condition are met or deemed met. All capitalized terms not defined in this section have the meanings set forth in the applicable award agreement.

44 / 2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following table shows information as of April 12, 2023, regarding the beneficial ownership of our common stock by:

●	each person or group who is known by us to own beneficially more than 5% of our common stock;
●	each member of our Board and each of our named executive officers; and
●	all members of our Board and our executive officers as a group.

Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Percentage of beneficial ownership is based on shares of common stock outstanding as of April 12, 2023. Unvested restricted common stock subject to forfeiture is deemed to be beneficially owned by the holders thereof. Restricted stock units scheduled to vest within 60 days of April 12, 2023 are deemed to be outstanding and beneficially owned by the person holding such units for the purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Unless otherwise indicated, the address for each holder listed below is 168 Centennial Parkway, Suite 200, Louisville, Colorado 80027.

	Number of	Percentage
	Shares	of Shares
	Beneficially	Beneficially
	Owned	Owned
5% Stockholders:
Advent International Corporation (1)	53,762,154	53.1%
Capital World Investors (2)	5,297,349	5.2%
Wellington Management Group (3)	6,218,132	6.1%
Named Executive Officers and Directors
Todd R. Lachman (4)	2,189,509	2.2%
E. Yuri Hermida	—	—
Kirk A. Jensen (5)	261,238	*
William R. Johnson (6)	1,368,762	1.4%
Tamer Abuaita (7)	7,122	*
Jefferson M. Case (8)	—	*
Robert L. Graves (9)	3,702,867	3.7%
Neha U. Mathur (8)	—	*
David W. Roberts	—	*
Valarie L. Sheppard (10)	15,229	*
Vijayanthimala (Mala) Singh (10)	15,229	*
All executive officers and directors as a group (16 persons)	8,187,039	8.1%

*     Beneficial ownership of less than 1%.

(1)	Reflects beneficial ownership by Advent International Corporation as of December 31, 2022, as reported on Schedule 13G filed with the SEC on February 14, 2023, reporting sole voting and dispositive power over 53,762,154 shares. The business address of this entity is Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199-8069.

2023 Proxy Statement / 45

Security Ownership of Certain Beneficial Owners and Management

(2)	Reflects beneficial ownership by Capital World Investors as of December 31, 2022, as reported on Schedule 13G filed with the SEC on February 13, 2023, reporting sole voting and dispositive power over 5,297,349 shares. The business address of this entity is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.
(3)	Reflects beneficial ownership by Wellington Management Group as of December 31, 2022, as reported on Schedule 13G filed with the SEC on February 6, 2023, reporting shared voting power over 4,573,885 shares and shared dispositive power over 6,218,132 shares. The business address of this entity is c/o Wellington Management Company, 280 Congress Street, Boston, MA 02210.
(4)	Includes 750,448 shares of restricted common stock. Also includes 289,267 shares of common stock and 188,061 shares of restricted common stock held by the Todd Lachman 2021 Family Trust.
(5)	Includes 107,166 shares of restricted common stock.
(6)	Includes 195,253 shares of restricted common stock and 6,896 unvested Director RSUs that will vest within 60 days of April 12, 2023.
(7)	Includes 7,122 unvested Director RSUs that will vest within 60 days of April 12, 2023.
(8)	Excludes shares held by funds affiliated with Advent International Corporation (“Advent Funds”). Mr. Case and Ms. Mathur disclaim beneficial ownership of the shares held by the Advent Funds, except to the extent of their respective pecuniary interest therein, if any.
(9)	Represents 3,692,867 shares held by Batak, LLC and 10,000 shares held by an affiliated trust.
(10)	Includes 6,896 unvested Director RSUs that will vest within 60 days of April 12, 2022.

The following table provides information regarding shares outstanding and available for issuance under our existing equity incentive plans as of December 31, 2022, the end of our last fiscal year:

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

	Number of securities			Number of securities
	to be issued		Weighted-average	remaining available for
	upon exercise of		exercise price of	future issuances
	outstanding options,		outstanding options,	under equity
	warrants and rights		warrants and rights	compensation plans
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,591,706	(1)	N/A	7,072,175	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	2,591,706		N/A	7,072,175

(1)	Includes 1,617,015 shares underlying RSUs and 974,691 shares underlying PSUs (at target for PSUs that can vest greater than 100%), in each case, granted under the 2021 Plan. The Company has not since the IPO issued and will not in the future issue awards under the 2017 Plan. See “Equity Compensation—Restricted Stock” above for more information.
(2)	The maximum number of shares issuable under the 2021 Plan is 9,739,244.

46 / 2023 Proxy Statement

Certain Relationships and Related Party Transactions

Delinquent Section 16(a) Reports

Under U.S. securities laws, directors, certain officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that all reporting requirements for fiscal 2022 were complied with by each person who at any time during fiscal 2022 was a director or an executive officer or held more than 10% of our common stock, except for the following: each of Ms. Sheppard and Ms. Singh filed one Form 4 two days late on June 15, 2022 in connection with restricted stock unit awards made on June 9, 2022. The late filings were due to administrative challenges experienced by the Company’s stock administration relating to each of Ms. Sheppard’s and Ms. Singh’s EDGAR filing codes.

Certain Relationships and Related Party Transactions

Set forth below is a description of certain relationships and related person transactions between us or our subsidiaries and our directors, executive officers or holders of more than 5% of our voting securities. As used in these sections, “the Company” means Sovos Brands, Inc. and its wholly-owned subsidiaries.

Service and Vendor Related Agreements

Morning Fresh Dairy Farm, LLC (“Morning Fresh”) is an entity owned and controlled by Robert L. Graves, a member of our Board.

Morning Fresh regularly purchases inventory from the Company for sale to its customers. Sales of inventory to Morning Fresh totaled $0.5 million during fiscal 2022. On January 1, 2018, Morning Fresh and the Company entered into a supply and water discharge agreement (the “Milk Supply and Water Discharge Agreement”) with a base term ending December 31, 2027, with the option available for extension for a total of 15 additional two-year periods. Four years’ advance written notice is required for either party to terminate the Milk Supply and Water Discharge Agreement. Pursuant to the Milk Supply and Water Discharge Agreement, the Company regularly purchases milk from Morning Fresh for use in our manufacturing processes and repays Morning Fresh for certain capital improvements undertaken at its facilities at our behest, and Morning Fresh accepts treated water produced in connection with our yogurt production on a daily basis. The Company has agreed to accept up to 3,650,000 gallons of milk, as determined by Morning Fresh, and to pay $0.4 million for such capital improvements each year for the duration of the Milk Supply and Water Discharge Agreement. Further, milk purchased pursuant to the Milk Supply and Water Discharge Agreement is priced on a month-to-month basis based on the USDA’s Central Federal Order No. 32 for Class II milk, plus surcharges and premiums, and the published Dairy Farmers of America bill for that month. As of December 31, 2022, the Company had future commitments to purchase approximately $39.9 million of milk from Morning Fresh, approximated at current market price. The Company paid entities affiliated with Robert L. Graves $9.5 million under the Milk Supply and Water Discharge Agreement in fiscal 2022.

In addition, we apply the majority of our solid waste from our Colorado facility to the adjoining farmland, which is owned by Mr. Graves, under a beneficial use determination.

2023 Proxy Statement / 47

Certain Relationships and Related Party Transactions

Lease Agreements

On November 20, 2014, Morning Fresh and the Company entered into a lease agreement, as amended and restated effective as of January 1, 2018 (the “Facilities Lease Agreement”) and a ground lease agreement, as amended and restated effective as of January 1, 2018 (the “Ground Lease Agreement”). The Facilities Lease Agreement and the Ground Lease Agreement each expire on December 31, 2027, with the option available for extension for a total of 15 additional two-year extensions. Four years’ advance written notice is required for the Company to terminate the Facilities Lease Agreement, and the Company may terminate the Ground Lease Agreement with six months’ advance written notice or, if the Facilities Lease Agreement terminates, with delivery of written notice. The Facilities Lease Agreement contains an ongoing right of first offer for the Company to purchase all or any portion of the property and an option for the Company to purchase the manufacturing facility on or before December 31, 2029 for $4.6 million. The rent for both the Facilities Lease Agreement and the Ground Lease Agreement is subject to annual increases. The Company paid a total of $0.8 million to Morning Fresh under the Facilities Lease Agreement and the Ground Lease Agreement during fiscal 2022.

OTHER

The Company pays legal and tax compliance expenses on behalf of Sovos Brands Limited Partnership, which was the Company’s ultimate parent prior to its IPO, and carries a balance within each of accounts receivables and other long-term assets that reflects the amount. In fiscal 2022 the Company incurred $0.1M of such expenses and was paid $0.4M by the Limited Partnership, reducing its receivable balance to $0.1M at December 31, 2022.

Policies for Approval of Related Person Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification by the Audit Committee of related person transactions. This policy covers, with certain exceptions consistent with Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or series of transactions or arrangements in which we participate (whether or not we are a party) and a related person has or will have a direct or indirect material interest in such transaction. A related person includes (i) our directors, director nominees or executive officers, (ii) any 5% record or beneficial owner of our common stock or (iii) any immediate family member of the foregoing. In reviewing and approving any related person transaction, our Audit Committee considers all of the relevant facts and circumstances, and consideration of various factors enumerated in the policy.

48 / 2023 Proxy Statement

Solicitation of Proxies

Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary by mail c/o Corporate Secretary, Sovos Brands, Inc., 1901 Fourth Street, #200, Berkeley, CA 94710 and by email at CorporateSecretary@SovosBrands.com by December 29, 2023.

Stockholders intending to present a proposal at the 2024 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting of Stockholders no earlier than February 8, 2024 and no later than March 9, 2024. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 7, 2024, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and not later than the 90th day prior to the 2024 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us.

Furthermore, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice in accordance with our Amended and Restated Bylaws, as set forth above, and must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting of Stockholders is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

2023 Proxy Statement / 49

Sovos Brands, Inc.’s Annual Report on Form 10-K

Sovos Brands, Inc.’s Annual Report on Form 10-K

A copy of Sovos Brands’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 12, 2023, without charge upon written request addressed to:

Corporate Secretary

Sovos Brands, Inc.

1901 Fourth Street, #200

Berkeley, CA 94710

A reasonable fee will be charged for copies of exhibits. You also may access this Proxy Statement and our Annual Report on Form 10-K at www.proxyvote.com and on our investor relations website at ir.sovosbrands.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Isobel Jones, Corporate Secretary
April 27, 2023

50 / 2023 Proxy Statement

Appendix

Appendix

NON-GAAP FINANCIAL MEASURES

Sovos Brands, Inc. uses certain non-GAAP financial measures, as defined by the Securities and Exchange Commission, in this Proxy Statement. Our presentation of non-GAAP financial measures is intended to supplement our performance measures that are not required by, or presented in accordance with, GAAP. Non-GAAP financial measures should not be considered as alternatives to operating income, net income, earnings per share, net sales or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Management believes that non-GAAP financial measures are helpful in highlighting performance trends because non-GAAP financial measures exclude non-recurring and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. Our presentation of non-GAAP financial measures should not be construed to imply that our future results will be unaffected by these items. By providing these non-GAAP financial measures, management believes we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for a reporting of our financial results in accordance with GAAP. The non-GAAP financial measures included in this Proxy Statement that need to be reconciled are organic net sales growth and adjusted EBITDA.

The information provided in the table below reconciles organic net sales growth in fiscal 2022, a non-GAAP financial measure disclosed in this Proxy Statement, to Reported Net Sales growth, its most comparable GAAP measure.

	Reported Net Sales	53rd Week	Organic Net Sales	Organic Net Sales Growth Key Drivers
Fiscal Year 2022	% Change	Contribution	% Change	Volume	Price
Rao’s	38.1%	3.2%	34.9%
noosa	7.8%	2.0%	5.8%
Michael Angelo’s	1.9%	1.7%	0.2%
Birch Benders	(26.9)%	1.4%	(28.3)%
Total Net Sales	22.1%	2.6%	19.5%	10.8%	8.7%

2023 Proxy Statement / A-1

Appendix

The following information is provided to reconcile adjusted EBITDA to Net Income (Loss), its most comparable GAAP measure.

	Fiscal Year Ended
(In thousands)	December 31, 2022	December 25, 2021	% Change
Net income (loss)	$(53,451)	$1,919	NM
Interest	27,851	30,885
Income tax (expense) benefit	12,888	(3,675)
Depreciation and amortization	38,868	37,812
EBITDA	380	74,291	NM
Non-cash equity-based compensation(1)	18,438	9,823
Non-recurring costs(2)	4,050	21,245
(Gain) loss on foreign currency contracts(3)	33	—
Supply chain optimization(4)	1,904	—
Impairment of goodwill(5)	42,052	—
Transaction and integration costs(6)	52,586	4,227
Initial public offering readiness(7)	384	5,559
Adjusted EBITDA	$119,827	$115,145	4.1%

NM – Not meaningful

(1)	Consists of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, directors and employees.
(2)	Consists of loss on extinguishment of debt, professional fees related to organizational optimization, costs for capital markets activities and ERP conversion costs related to integrating acquisitions.
(3)	Consists of unrealized loss on foreign currency contracts.
(4)	Consists of write-downs associated with packaging optimization and a strategic initiative to move co-packaging production from an international supplier to a domestic supplier.
(5)	Consists of expense from impairment of goodwill.
(6)	Consists of transaction costs and certain integration costs associated with the Birch Benders Acquisition, loss on sale from the divestiture of the Birch Benders brand and certain related assets and substantial one-time costs related to a large, uncompleted transaction.
(7)	Consists of costs associated with preparing for an IPO and other professional fees associated with building the organizational infrastructure to support a public company environment.

A-2 / 2023 Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V11783-P90504 1a. David W. Roberts Nominees: 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2023 Note: Stockholders may be asked to transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting. 1b. Vijayanthimala (Mala) Singh 1. Election of the Class II Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified For Withhold For Against Abstain ! ! ! ! ! ! ! SOVOS BRANDS, INC. The Board of Directors recommends you vote FOR the following proposals: SOVOS BRANDS, INC. 168 CENTENNIAL PKWY, SUITE 200 LOUISVILLE, CO 80027 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 9:59 PM Mountain Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SOVO2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 9:59 PM Mountain Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V11784-P90504 SOVOS BRANDS, INC. Annual Meeting of Stockholders June 7, 2023 9:00 AM MT This proxy is solicited by the Board of Directors The undersigned stockholder appoints Todd Lachman, Christopher Hall, Isobel Jones and James Potter, or any of them, as proxies, each with the power to appoint his/her substitute, and authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Sovos Brands, Inc. that the undersigned stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM MT on June 7, 2023 at www.virtualshareholdermeeting.com/SOVO2023, and any continuation, adjournment or postponement thereof with discretionary authority as to any other business that may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side